Exhibit 99.5

EXECUTION VERSION

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (this “Agreement”), is dated and effective as of October 3, 2025, between Societe Generale Financial Corporation, as seller (in such capacity, together with its successors and permitted assigns hereunder, the “Mortgage Loan Seller” or “Seller”), Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de credit) (“Société Générale”), and Wells Fargo Commercial Mortgage Securities, Inc., as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the “Purchaser”).

RECITALS

The Mortgage Loan Seller desires to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, and the Purchaser desires to purchase, subject to the terms and conditions set forth herein, the commercial mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (as such schedule may be amended from time to time pursuant to the terms hereof, the “Mortgage Loan Schedule”).

The Purchaser intends to create a trust (the “Trust”), the primary assets of which will be a segregated pool of commercial mortgage loans, that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the “Trust Fund”) will be evidenced by a series of mortgage pass-through certificates (the “Certificates”). Certain classes of the Certificates will be rated by nationally recognized statistical rating organizations (the “Rating Agencies”). Certain classes of Certificates (the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and certain classes of Certificates (the “Non-Registered Certificates”) will not be registered under the Securities Act. The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of October 1, 2025 (the “Pooling and Servicing Agreement”), among Wells Fargo Commercial Mortgage Securities, Inc., as depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), Argentic Services Company LP, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), as tax administrator, as custodian (in such capacity, the “Custodian”) and as trustee (in such capacity, the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof) (except with respect to the definition of “Servicing File,” which for purposes of this Agreement shall not include the documents described in clause (b) in the definition of such term in the Pooling and Servicing Agreement). Any reference to a provision of the Pooling and Servicing Agreement shall be to the Pooling and Servicing Agreement as in full force and effect on the Closing Date. It is anticipated that the Purchaser will transfer the Mortgage Loans to the Trustee on behalf of the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

The Purchaser intends to sell the Registered Certificates to Wells Fargo Securities, LLC (“WFS”), J.P. Morgan Securities LLC (“JPMS”), Goldman Sachs & Co. LLC (“GS&Co.”), SG Americas Securities, LLC (“SG Americas”), Academy Securities, Inc. (“Academy”), Drexel Hamilton, LLC (“Drexel”) and Siebert Williams Shank & Co., LLC (“Siebert Williams”, and together with WFS, JPMS, GS&Co., SG Americas, Academy and Drexel, collectively in such capacities, the “Underwriters”) pursuant to an underwriting agreement, dated as of the date hereof (the “Underwriting Agreement”), among the Purchaser, Wells Fargo Bank, National Association and the Underwriters. The Purchaser intends to sell the Non-Registered Certificates to WFS, JPMS, GS&Co., SG Americas, Academy, Drexel and Siebert Williams (collectively in such capacities, the “Initial Purchasers”) pursuant to a certificate purchase agreement, dated as of the date hereof (the “Certificate Purchase Agreement”), among the Purchaser, Wells Fargo Bank, National Association and the Initial Purchasers. The Certificates are more fully described in (a) that certain prospectus dated October 6, 2025 (together with all annexes and exhibits thereto and information incorporated therein by reference as of the date of filing thereof, the “Prospectus”), relating to the Registered Certificates and (b) that certain private placement memorandum, dated October 6, 2025 (together with all annexes and exhibits thereto, the “Private Placement Memorandum”), relating to the Non-Registered Certificates, as each may be amended or supplemented at any time hereafter.

The Mortgage Loan Seller and Société Générale (to the same extent as the Mortgage Loan Seller) will indemnify the Depositor, the Underwriters, the Initial Purchasers and certain related parties with respect to certain disclosure regarding the Mortgage Loans that is contained in (a) that certain preliminary prospectus, dated September 30, 2025, relating to the Registered Certificates (together with all annexes and exhibits thereto and information incorporated therein by reference as of the last Time of Sale (as defined in the Indemnification Agreement), the “Preliminary Prospectus”), (b) that certain preliminary private placement memorandum, dated September 30, 2025, relating to the Non-Registered Certificates (together with all annexes and exhibits thereto, the “Preliminary Private Placement Memorandum”), (c) the Prospectus, (d) the Private Placement Memorandum and (e) certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated as of the date hereof (the “Indemnification Agreement”), among the Mortgage Loan Seller, Société Générale, the Depositor, the Underwriters and the Initial Purchasers.

The Mortgage Loan Seller and Société Générale hereby acknowledge that Société Générale, as owner of an indirect interest in the Mortgage Loan Seller, will benefit from the transactions contemplated by this Agreement and that the Purchaser is not willing to enter into this Agreement or the transactions contemplated hereby in the absence of the agreement of the Mortgage Loan Seller and Société Générale set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

Section 1.                Agreement to Purchase. The Mortgage Loan Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, and the Purchaser agrees to purchase from the Mortgage Loan Seller, subject to the terms and conditions set forth herein, the Mortgage Loans. Notwithstanding anything to the contrary herein, the Mortgage Loan identified on Exhibit B to the

Pooling and Servicing Agreement as “BioMed MIT Portfolio” (the “BioMed MIT Portfolio Mortgage Loan”) is a Joint Mortgage Loan with respect to the Mortgage Loan Seller and was co-originated (in whole or in part) by the Mortgage Loan Seller, Goldman Sachs Bank USA, Citi Real Estate Funding Inc., Deutsche Bank AG, New York Branch and JPMorgan Chase Bank, National Association and the Mortgage Loan Seller is only selling to the Purchaser the related Mortgage Note(s) in favor of the Mortgage Loan Seller (or one of its affiliates) and its successors and assigns in the original principal amount of $22,250,000 (and only such Mortgage Note(s) will constitute a “Mortgage Loan” or “Mortgage Note” hereunder). The purchase and sale of the Mortgage Loans shall take place on October 16, 2025 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”). As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans, if any, on or before such date, whether or not received, of (i) $10,278,769, plus (ii) $22,250,000, representing the approximately 38.7% pari passu interest of the Mortgage Loan Seller in the BioMed MIT Portfolio Mortgage Loan, which pari passu interest is represented by the related Mortgage Note(s) in favor of the Mortgage Loan Seller (or one of its affiliates) and its successors and assigns. The purchase price for the Mortgage Loans shall be an amount set forth on the cross receipt between the Mortgage Loan Seller and the Purchaser dated the Closing Date (which price reflects no deduction for any transaction expenses for which the Mortgage Loan Seller is responsible). The Purchaser shall pay and/or direct to be paid such purchase price to the Mortgage Loan Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

Section 2.                Conveyance of the Mortgage Loans. (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and the satisfaction of the other conditions to the Mortgage Loan Seller’s and Société Générale’s obligations set forth herein, the Mortgage Loan Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, all of the right, title and interest of the Mortgage Loan Seller in, to and under the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, with the understanding that a servicing rights purchase and sale agreement or comparable agreement may be executed by the Mortgage Loan Seller and the Master Servicer. Such assignment includes all scheduled payments of principal and interest under and proceeds of the Mortgage Loans received after their respective Cut-off Dates (other than scheduled payments of interest and principal due on or before their respective Cut-off Dates, which shall belong and be promptly remitted to the Mortgage Loan Seller) together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller (including all documents included in the related Mortgage Files and Servicing Files and any other documents required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement). The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of Qualified Substitute Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date, in each case, which shall belong to the Mortgage Loan Seller).

After the Mortgage Loan Seller’s transfer of the Mortgage Loans to the Purchaser, as provided herein, the Mortgage Loan Seller shall not take any action inconsistent with the Purchaser’s ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Mortgage Loan Seller is expressly permitted to complete subsequent to the Closing Date, the Mortgage Loan Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser.

It is expressly agreed and understood that, notwithstanding the assignment of the Mortgage Loan documents, it is expressly intended that the Mortgage Loan Seller will receive the benefit of any securitization indemnification provisions in the Mortgage Loan documents.

(b)               The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is intended by the parties hereto to constitute a sale by the Mortgage Loan Seller of all the Mortgage Loan Seller’s right, title and interest in and to such Mortgage Loans and such other related rights and property by the Mortgage Loan Seller to the Purchaser. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, then: (i) this Agreement shall constitute a security agreement under applicable law; (ii) the Mortgage Loan Seller shall be deemed to have granted to the Purchaser, and in any event, the Mortgage Loan Seller hereby grants to the Purchaser, a first priority security interest in all of the Mortgage Loan Seller’s right, title and interest, whether now owned or hereafter acquired, in and to (1) the Mortgage Loans, (2) all documents included in the related Mortgage Files and Servicing Files, (3) all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and (4) all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of Qualified Substitute Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date); (iii) the assignment by the Purchaser to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Purchaser (or the Custodian) of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law; and (v) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

(c)               In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, (x) on or before the Closing Date, the Mortgage Note relating to each Mortgage Loan so assigned, endorsed to the Trustee or in blank as specified in clause (i) of the definition of “Mortgage File” in Section 1.01 of the Pooling and Servicing Agreement (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note as specified in clause (i) of the definition of “Mortgage File”) and (y) on or before the date that is forty-five (45) days following the Closing Date (or such later date as may be provided under Sections 2.01(b) or (c) of the Pooling and Servicing Agreement with respect to any item), the remainder of the Mortgage File for each Mortgage Loan (which delivery shall be subject to clauses (e) and (f) in the proviso of the definition of “Mortgage File” in the case of a Mortgage Loan that is part of a Non-Serviced Whole Loan as of the Closing Date) and, except in the case of a Mortgage Loan that is part of a Non-Serviced Whole Loan as of the Closing Date, any other items required to be delivered or deposited by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement (other than amounts from reserve accounts and originals of letters of credit, which shall be transferred to the Master Servicer) for each Mortgage Loan, and shall take such other actions and pay such costs with respect to the Mortgage Loans as may be required under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement.

In addition, on or prior to the fifth (5th) Business Day after the Closing Date, the Mortgage Loan Seller, at its expense, shall deliver to the Custodian five (5) limited powers of attorney substantially in the form attached hereto as Exhibit F in favor of the Custodian (on behalf of the Trustee) and the Special Servicer to empower the Custodian (on behalf of the Trustee) and, in the event of the failure or incapacity of the Custodian (on behalf of the Trustee), the Special Servicer, to sign and/or deliver to a third party for submission, or to cause the Custodian to sign and/or deliver to a third party for submission, for recording, at the expense of the Mortgage Loan Seller, any Mortgage Loan documents required to be recorded as described in Section 2.01 of the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee (or the Custodian on its behalf)). The Mortgage Loan Seller agrees to reasonably cooperate with the Custodian, the Trustee and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is one hundred eighty (180) days following the delivery of notice of such absence to the Mortgage Loan Seller, but in no event earlier than eighteen (18) months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Custodian or the Special Servicer, as applicable, shall submit such documents for recording, at the Mortgage Loan Seller’s expense, after the periods set forth above, provided, the Custodian or the Special Servicer, as applicable, shall not submit such assignments for recording if the Mortgage Loan Seller produces evidence that it or a third party on its behalf has sent any such assignment for recording and certifies that the Mortgage Loan Seller is awaiting its return from the applicable recording office.

Notwithstanding anything to the contrary contained herein, with respect to any Joint Mortgage Loan, the obligations of each of the Mortgage Loan Seller and any other Mortgage Loan Seller with respect to such Joint Mortgage Loan (an “Other Mortgage Loan Seller”) to deliver a Mortgage Note to the Custodian shall be limited to delivery of only the Mortgage Note(s) held by such party to the Custodian. With respect to any Joint Mortgage Loan, the obligations of the Mortgage Loan Seller and any Other Mortgage Loan Seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto shall be joint and several, provided that either of the Mortgage Loan Seller or any Other Mortgage Loan Seller may deliver one Mortgage File or one of any other document required to be delivered with respect to such Joint Mortgage Loan hereunder, and such delivery shall satisfy such delivery requirements for the Mortgage Loan Seller and each such Other Mortgage Loan Seller.

(d)               In accordance with Section 2.01(b) of the Pooling and Servicing Agreement, with respect to the delivery of a letter of credit in the manner described in clause (A) of clause (xii) of the definition of “Mortgage File”, the Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of this Agreement and the Pooling and Servicing Agreement by delivering to the Custodian within ten (10) Business Days following the Closing Date with respect to any such letter(s) of credit a copy of such letter of credit, the transfer documentation and such transmittal communication to the issuing bank indicating that such document has been delivered to the issuing bank for reissuance. If a letter of credit is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents, the Mortgage Loan Seller shall deliver copies of the appropriate transfer or assignment documents to the Custodian promptly following receipt of written notification thereof. If not otherwise paid by the related Mortgagor, the Mortgage Loan Seller shall pay any transfer fee required in order to transfer the beneficiary’s interest from the Mortgage Loan Seller to the Master Servicer on behalf of the Trust as required hereunder and shall cooperate with the reasonable requests of the Master Servicer in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is reissued to the Master Servicer on behalf of the Trust.

With respect to letters of credit delivered in accordance with subclause (B) of clause (xii) of the definition of “Mortgage File”, within sixty (60) days of the Closing Date or such shorter period as is required by the terms of such letter of credit or other applicable Mortgage Loan documents, the Mortgage Loan Seller shall notify the bank issuing the letter of credit that the Master Servicer on behalf of the Trustee shall be the beneficiary under such letter of credit. Section 3.01(f) of the Pooling and Servicing Agreement requires the Master Servicer to present such letter of credit and the related assignment documentation delivered by the Mortgage Loan Seller to the letter of credit bank issuing such letter of credit and request that such letter of credit bank reissue the letter of credit in the name of “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of registered holders of Wells Fargo Commercial Mortgage Trust 2025-C65, Commercial Mortgage Pass-Through Certificates, Series 2025-C65”. Section 3.01(f) of the Pooling and Servicing Agreement further requires the Master Servicer to use reasonable efforts to obtain such reissued letter of credit back from the issuing letter of credit bank within sixty (60) days (and in any event within ninety (90) days) following the Closing Date. The Mortgage Loan Seller shall provide such reasonable cooperation as requested by the Master

Servicer, including without limitation by delivering such additional assignment or amendment documents required by the issuing bank in order to reissue a letter of credit as provided above.

(e)               [Reserved.]

(f)                In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, or make available or cause to be made available to, the Master Servicer in accordance with Section 2.01(d) of the Pooling and Servicing Agreement, the following items: (i) within the timeframe for delivery set forth in Section 2.01 (d) of the Pooling and Servicing Agreement, a copy of the Mortgage File for each Mortgage Loan (except that copies of any instruments of assignment that are returned or delivered, as applicable, to the Custodian by the related public recording office in accordance with the requirements of Section 2.01(c) of the Pooling and Servicing Agreement shall be delivered by the Custodian to the Master Servicer) and (ii) within the timeframe for delivery set forth in Section 2.01 (d) of the Pooling and Servicing Agreement, and except in the case of a Mortgage Loan that is part of a Non-Serviced Whole Loan, originals or copies of all financial statements, appraisals, operating statements, environmental reports, engineering reports, Insurance Policies, certificates, guaranty/indemnity agreements, property inspection reports, escrow analysis, tax bills, third-party management agreements, asset summary and financial information on the borrower/sponsor and any guarantor, in each case relating to the origination and servicing of any Mortgage Loan or related Serviced Whole Loan that are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Whole Loan in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans or related Serviced Whole Loan(s) (provided that the Mortgage Loan Seller shall not be required to deliver any internal communications (including such communications between the Mortgage Loan Seller and its Affiliates) or underwriting analysis (including documents prepared by the Mortgage Loan Seller or any of its Affiliates for such purposes), draft documents or any documents or materials prepared by it or its Affiliates for internal uses, attorney client communications that are privileged communications or constitute legal or other due diligence analyses or credit underwriting or due diligence analyses or data and/or other internal approval documents). In addition, for each Mortgage Loan (other than a Mortgage Loan that is part of a Non-Serviced Whole Loan), the Mortgage Loan Seller shall, in accordance with Section 2.01(f) of the Pooling and Servicing Agreement, deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer within three (3) Business Days after the Closing Date, all unapplied reserve funds and Escrow Payments in the possession or under the control of the Mortgage Loan Seller that relate to such Mortgage Loan. In addition, not later than the Closing Date, the Mortgage Loan Seller shall provide to the Master Servicer the initial data with respect to each Mortgage Loan that is necessary for the preparation of the initial CREFC® Financial File and CREFC® Loan Periodic Update File required to be delivered by the Master Servicer under the Pooling and Servicing Agreement.

(g)               Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Mortgage Loan Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Mortgage Loan Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Mortgage Loan Seller.

In no event shall the Mortgage Loan Seller take any action that is inconsistent with the Trust’s ownership of each Mortgage Loan following the Closing Date.

(h)               The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement (except with respect to the Administrative Fee Rate). The Mortgage Loan Seller shall, within fifteen (15) days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule; provided that this sentence shall not be construed to relieve the Mortgage Loan Seller of any liability for any related Breach or to shorten the period available to the Mortgage Loan Seller with respect to the cure, repurchase or substitution provisions with respect to a Material Defect set forth in Section 5.

Section 3.                Examination of Mortgage Loan Files and Due Diligence Review. The Mortgage Loan Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser on or before the Closing Date. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser’s right to pursue any remedy available in equity or at law for a breach of the Mortgage Loan Seller’s representations and warranties made pursuant to Section 4, except as expressly set forth in Section 5.

Section 4.                Representations, Warranties and Covenants of the Mortgage Loan Seller, Société Générale and the Purchaser. (a) The Mortgage Loan Seller hereby makes, as of the date hereof (and, in connection with any replacement of a Defective Loan (as defined in Section 4(f) hereof) with one or more Qualified Substitute Mortgage Loans (also as defined in Section 4(f) hereof), pursuant to Section 5(a) hereof, as of the related date of substitution), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the date hereof, to and for the benefit of the Mortgage Loan Seller and Société Générale, each of the representations and warranties set forth in Exhibit B-2. Société Générale hereby makes, as of the date hereof (and, in connection with any replacement of a Defective Loan with one or more Qualified Substitute Mortgage Loans, pursuant to Section 5(a) hereof, as of the related date of substitution), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-3.

(b)               The Mortgage Loan Seller hereby makes, as of the date hereof (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C, subject to the exceptions set forth in Schedule C. The Mortgage Loan Seller is also referred to herein as the “Responsible Repurchase Party”.

(c)               The Mortgage Loan Seller hereby represents and warrants, as of the date hereof, to and for the benefit of the Purchaser only, that the Mortgage Loan Seller has not dealt with any broker, investment banker, agent or other person (other than the Depositor or an affiliate thereof, the Underwriters and the Initial Purchasers) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

(d)               The Mortgage Loan Seller hereby represents and warrants that, with respect to the Mortgage Loans and the Mortgage Loan Seller’s role as “originator” (or the role of any third party as “originator” of any Mortgage Loan for which the Mortgage Loan Seller was not the originator) and “sponsor” in connection with the issuance of the Registered Certificates, the information regarding the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Mortgage Loan Seller contained in each of the Preliminary Prospectus and the Prospectus complies in all material respects with the applicable disclosure requirements of Regulation AB as in effect on the date hereof and for which compliance is required as of the date hereof. As used herein, “Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the Securities and Exchange Commission (the “Commission”) or by the staff of the Commission, in each case as effective from time to time as of the compliance dates specified therein.

(e)               With respect to each Servicing Function Participant that services a Mortgage Loan as of the Closing Date, the Mortgage Loan Seller either (i) represents and warrants that as of the date hereof such Servicing Function Participant is expected to be an Initial Sub-Servicer under the Pooling and Servicing Agreement or (ii)(A) represents and warrants that it has caused each such Servicing Function Participant to be required to comply, as evidenced by written documentation between each such Servicing Function Participant and the Mortgage Loan Seller, with all reporting requirements set forth in Article XI of the Pooling and Servicing Agreement (including but not limited to the indemnification of each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of the delivery of any Deficient Exchange Act Deliverable) applicable to such Servicing Function Participant for the Mortgage Loans and (B) covenants with the Purchaser that, for so long as the Trust is subject to the reporting requirements of the Exchange Act, it shall cause each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply with all reporting requirements set forth therein.

(f)                The Responsible Repurchase Party hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of any substitution, with respect to any replacement Mortgage Loan (a “Qualified Substitute Mortgage Loan”) that is substituted for a Defective Loan by the Responsible Repurchase Party pursuant to Section 5(a) of this Agreement, each of the representations and warranties set forth in Exhibit C to this Agreement. For purposes of the representations and warranties set forth in Exhibit C, representations and warranties made as of the Closing Date or as of the Cut-off Date shall, in the case of a Qualified Substitute Mortgage Loan, be made as of the date of substitution. From and after the date of substitution, each Qualified Substitute Mortgage Loan, if any, shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes. A “Defective Loan” is any Mortgage Loan as to which there is an unremedied Material Defect.

(g)               Except for (x) the agreed-upon procedures report obtained from the accounting firm engaged to perform procedures involving a comparison of information in loan files for the Mortgage Loans to information in a data file relating to the Mortgage Loans and (y) the agreed upon procedures report obtained from the accounting firm engaged to perform procedures involving a comparison of underwriting information in loan files for the Mortgage Loans to underwriting information in a data file relating to the Mortgage Loans (such reports, collectively, the “Accountants’ Due Diligence Reports”), the Mortgage Loan Seller has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Purchaser) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”)) in connection with the securitization transaction contemplated herein and in the Prospectus and Private Placement Memorandum and, except for the accounting firms engaged with respect to the Accountants’ Due Diligence Reports, the Mortgage Loan Seller has not employed (and, through and including the Closing Date, will not employ without the consent of the Purchaser) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus and Private Placement Memorandum. The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 4(g).

(h)               [Reserved.]

(i)                 Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the Depositor by uploading such Diligence File (including, if applicable, any additional documents that the Mortgage Loan Seller believes should be included to enable the Asset Representations Reviewer to perform an Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified) to the Designated Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Mortgage Loan Seller.

(j)                 Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall provide to the Depositor a certificate substantially in the form of Exhibit E, with a copy to each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Directing Certificateholder, the Asset Representations Reviewer and the Operating Advisor, each of which may be sent by email.

(k)               If, as part of an Asset Review of a Mortgage Loan, the Asset Representations Reviewer determines it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, then, upon written request of the Asset Representations Reviewer, the Mortgage Loan Seller shall provide to the Asset Representations Reviewer, within ten (10) Business Days of receipt of such written request, any such document; provided, however, that the Mortgage Loan Seller shall be required to deliver such missing document only to the extent that such document is in the possession of the Mortgage Loan Seller, but in any event excluding any documents that contain information that is proprietary to the related originator or the Mortgage Loan Seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan that is a Non-

Serviced Mortgage Loan, the Mortgage Loan Seller shall make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession).

(l)                 Upon the completion of an Asset Review with respect to each Mortgage Loan in accordance with the Pooling and Servicing Agreement and receipt of a written invoice from the Asset Representations Reviewer, the Mortgage Loan Seller shall pay the Asset Representations Reviewer Asset Review Fee for the Mortgage Loans subject to that Asset Review (or, with respect to any Joint Mortgage Loan, a fee equal to the Asset Representations Reviewer Asset Review Fee for the entire Joint Mortgage Loan, multiplied by the Mortgage Loan Seller’s Mortgage Loan Seller Percentage Interest) within sixty (60) days of such written invoice by the Asset Representations Reviewer; provided, that if any fees payable pursuant to this Section 4(l) are paid by the Trust pursuant to Section 12.02(b) of the Pooling and Servicing Agreement, the Mortgage Loan Seller shall reimburse the Trust for the amount of any such fees (or, with respect to any Joint Mortgage Loan, for its Mortgage Loan Seller Percentage Interest of the amount of such fees).

(m)             The Mortgage Loan Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03 of the Pooling and Servicing Agreement, the Mortgage Loan Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to such dispute resolution method.

(n)               The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon any failure by the Mortgage Loan Seller to (A) pay the fees described under Section 4(l) above within sixty (60) days of written request by the Asset Representations Reviewer or (B) within sixty (60) days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement), provide all documents required to be delivered by it pursuant to Section 4(i) of this Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement.

(o)               The Mortgage Loan Seller covenants with the Purchaser that if, on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, as a result of the occurrence of any event that occurred prior to the Closing Date with respect to the Mortgage Loans or the Mortgage Loan Seller (and the Mortgage Loan Seller hereby covenants to promptly notify the Depositor, the Underwriters and the Initial Purchasers of the occurrence of any such event to the extent it has knowledge thereof), an amendment or supplement to the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, is necessary to be delivered in connection with sales of the Certificates by the Underwriters, the Initial Purchasers or a dealer, in order to correct any untrue statement of a material fact or any omission to state a material fact required to be stated therein (solely in the case of the Prospectus) or necessary to make the statements therein, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser, not misleading, or an amendment or supplement to the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, is necessary to comply with applicable law, the Mortgage Loan Seller shall do all things necessary (or, with respect to information relating to the Mortgage Loans, provide all information in its possession) to assist the Depositor to prepare and furnish, at the expense of the Mortgage Loan Seller (to the extent that such amendment or supplement relates to the Mortgage Loan Seller, the Mortgage Loans and/or any information describing the same, as provided by the Mortgage Loan Seller), to the Underwriters and Initial Purchasers such amendments or supplements to the Prospectus or Private Placement Memorandum as may be necessary, so that the statements in the Prospectus or Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, will not so contain an untrue statement of material fact or omit to state a material fact required to be stated therein (solely in the case of the Prospectus) or necessary to make the statements therein, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser, not misleading or so that the Prospectus or Private Placement Memorandum (as so annexed or supplemented), including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, will not so fail to comply with applicable law. All terms used in this Section 4(o) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement. Notwithstanding the foregoing, the Mortgage Loan Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans or any changes in condition or circumstance of any Mortgaged Property, Mortgagor, guarantor or any of their Affiliates after the Closing Date in connection with its obligations under this Section 4(o). The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 4(o).

Section 5.                Notice of Breach; Cure, Repurchase and Substitution. (a) The Responsible Repurchase Party shall, not later than ninety (90) days after (i) except in the case of the succeeding clause (ii), the Responsible Repurchase Party’s receipt of notice of or, if earlier, the Responsible Repurchase Party’s discovery of, a Material Defect or (ii) in the case of a Material Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (x) the discovery by the Responsible Repurchase Party or any party to the Pooling and Servicing Agreement of such Material Defect and (y) receipt of notice of the Material Defect from any party to the Pooling and Servicing Agreement (such ninety (90) day period, the “Initial Cure Period”), (A) cure such Material Defect in all material respects, at the Responsible Repurchase Party’s own expense, including reimbursement of any related reasonable additional expenses of the Trust reasonably incurred by any party to the Pooling and Servicing Agreement, (B) repurchase the affected Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable), at the applicable Purchase Price and in conformity with this Agreement and Section 2.03 of the Pooling and Servicing Agreement or (C) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith and in conformity with this Agreement and Section 2.03 of the Pooling and Servicing

Agreement; provided, however, that except with respect to a Material Defect resulting solely from the failure by the Responsible Repurchase Party to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (viii) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Material Defect is capable of being cured but is not cured within the Initial Cure Period, and the Responsible Repurchase Party has commenced and is diligently proceeding with the cure of such Material Defect within the Initial Cure Period, the Responsible Repurchase Party shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Cure Period (such additional ninety (90) day period, the “Extended Cure Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable) or substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted)) and provided, further, that with respect to such Extended Cure Period the Responsible Repurchase Party has delivered an officer’s certificate to the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and (with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, prior to the occurrence of a Consultation Termination Event) the Directing Certificateholder, setting forth the reason such Material Defect is not capable of being cured within the Initial Cure Period and what actions the Responsible Repurchase Party is pursuing in connection with the cure thereof and stating that the Responsible Repurchase Party anticipates that such Material Defect will be cured within the Extended Cure Period; and provided, further, that, if any such Material Defect is not cured after the Initial Cure Period and any such Extended Cure Period solely due to the failure of the Responsible Repurchase Party to have received the recorded document, then the Responsible Repurchase Party shall be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the Closing Date so long as the Responsible Repurchase Party certifies to the Trustee, the Master Servicer, the Special Servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the Certificate Administrator no less than every ninety (90) days, beginning at the end of such Extended Cure Period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the Responsible Repurchase Party is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, any Defect or Breach that causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of Certificateholders therein, and (subject to the Responsible Repurchase Party’s right to cure such Defect or Breach during the Initial Cure Period) such Mortgage Loan shall be repurchased or substituted for without regard to the Extended Cure Period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price remitted by the Responsible Repurchase Party are to be remitted by wire transfer to the Master Servicer for deposit into the Collection Account. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

If the Responsible Repurchase Party, in connection with a Material Defect (or an allegation of a Material Defect) pertaining to a Mortgage Loan agrees to a Loss of Value Payment, pursuant to any agreement or a settlement between the Responsible Repurchase Party and the

Enforcing Servicer, on behalf of the Trust (and, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) with respect to such Mortgage Loan, the amount of such Loss of Value Payment shall be remitted by wire transfer to the Enforcing Servicer for deposit into the Loss of Value Reserve Fund. The Loss of Value Payment shall include the portion of any Liquidation Fees payable to the Enforcing Servicer in respect of such Loss of Value Payment and the portion of fees of the Asset Representations Reviewer payable pursuant to Section 4(l) above attributable to the Asset Review of such Mortgage Loan and not previously paid by the Responsible Repurchase Party. If such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Defect in lieu of any obligation of the Responsible Repurchase Party to otherwise cure such Material Defect or repurchase or substitute for the affected Mortgage Loan based on such Material Defect under any circumstances. This paragraph is intended to apply only to a mutual agreement or settlement between the Responsible Repurchase Party and the Enforcing Servicer, on behalf of the Trust. The following terms shall apply to any Loss of Value Payment: (i) prior to any agreement or settlement between the Responsible Repurchase Party and the Enforcing Servicer, nothing in this paragraph shall preclude the Responsible Repurchase Party or the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing set forth in this Agreement (excluding this paragraph) or the Pooling and Servicing Agreement (including any right to cure, repurchase or substitute for such Mortgage Loan), (ii) such Loss of Value Payment shall not be greater than the Purchase Price of the affected Mortgage Loan; and (iii) a Material Defect as a result of a Mortgage Loan not constituting a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a “qualified mortgage”) may not be cured by a Loss of Value Payment.

The Responsible Repurchase Party’s obligation to cure any Material Defect, repurchase or substitute for any affected Mortgage Loan or pay the Loss of Value Payment or other required payment pursuant to this Section 5 shall constitute the sole remedy available to the Purchaser in connection with a Material Defect; provided, however, that no limitation of remedy is implied with respect to the Responsible Repurchase Party’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement. It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes.

The Responsible Repurchase Party agrees that, with respect to any Non-Serviced Mortgage Loan, any “Material Defect” relating to a “Defect” in the related “Mortgage File” (or analogous terms) under the related Non-Serviced PSA shall constitute a Material Defect under this Agreement to the extent the Responsible Repurchase Party repurchases the Non-Serviced Companion Loan from the trust created pursuant to such Non-Serviced PSA by reason of such “Material Defect”; provided, however, that the foregoing shall not apply to any Material Defect (or analogous term) related solely to the promissory note for any related Non-Serviced Companion Loan.

The remedies provided for in this subsection with respect to any Material Defect with respect to any Mortgage Loan shall also apply to the related REO Property.

If any Breach that constitutes a Material Defect pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Responsible Repurchase Party may cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust that are incurred as a result of such Breach and have not been reimbursed by the related Mortgagor and (ii) the amount of any fees payable pursuant to Section 4(l) above to the extent not previously paid by the Responsible Repurchase Party to the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan; provided, that if the Breach relates to a Joint Mortgage Loan, the Mortgage Loan Seller shall only be responsible for its Mortgage Loan Seller Percentage Interest of all such costs and expenses unless such Breach relates solely to the Mortgage Note(s) sold by the Mortgage Loan Seller. Except as provided in the proviso to the immediately preceding sentence, the Responsible Repurchase Party shall remit the amount of such costs and expenses to the Special Servicer for disbursement to the applicable Persons and upon its making such remittance, the Responsible Repurchase Party shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Responsible Repurchase Party are subsequently obtained from the related Mortgagor, the portion of the cure payment made by the Responsible Repurchase Party equal to such fees or expenses obtained from the related Mortgagor shall promptly be returned to the Responsible Repurchase Party.

Notwithstanding anything contained in this Agreement or the Pooling and Servicing Agreement, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect shall relieve the Responsible Repurchase Party of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if it is otherwise required to do so under this Agreement or the Pooling and Servicing Agreement if (i) the Responsible Repurchase Party did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is a result of the failure by the Purchaser or by any other party to the Pooling and Servicing Agreement, to provide prompt notice as required by the terms of this Agreement or the Pooling and Servicing Agreement, after such party has actual knowledge of such Material Defect (it being understood that knowledge shall not be deemed to exist by reason of the Custodial Exception Report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of this Agreement or the Pooling and Servicing Agreement) prevented the Responsible Repurchase Party from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding anything contained in this Agreement, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a Mortgagor), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan pursuant to Section 2 hereof shall not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, the Responsible Repurchase Party shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the Responsible Repurchase Party provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

(b)               Whenever one or more Qualified Substitute Mortgage Loans are substituted for a Defective Loan by the Responsible Repurchase Party as contemplated by this Section 5, upon direction by the Enforcing Servicer, the Responsible Repurchase Party shall deliver to the Custodian the related Mortgage File and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies or such Qualified Substitute Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in the Pooling and Servicing Agreement. No mortgage loan may be substituted for a Defective Loan as contemplated by this Section 5 if the Mortgage Loan to be replaced was itself a Qualified Substitute Mortgage Loan, in which case, absent a cure of the relevant Material Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related date of substitution, and Periodic Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after its respective Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related date of substitution, and Periodic Payments due with respect to each corresponding Defective Loan that is purchased or repurchased, as the case may be, or replaced with one or more Qualified Substitute Mortgage Loans (any such Mortgage Loan, a “Deleted Mortgage Loan”) (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Responsible Repurchase Party promptly following receipt.

If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5, upon direction by the Enforcing Servicer, the Mortgage Loan Seller shall amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Qualified Substitute Mortgage Loan(s) and deliver or cause the delivery of such amended Mortgage Loan Schedule to the parties to the Pooling and Servicing Agreement. Upon any substitution of one or more Qualified Substitute Mortgage Loans for a Deleted Mortgage Loan, such Qualified Substitute Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

If any Mortgage Loan that is part of a Crossed Mortgage Loan Group is required to be repurchased or substituted, the provisions of Section 2.03(h), Section 2.03(i) and Section 2.03(j) of the Pooling and Servicing Agreement shall apply.

(c)               The Responsible Repurchase Party shall be entitled, and the Purchaser shall cause the Pooling and Servicing Agreement to entitle the Responsible Repurchase Party, upon the date when the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced as contemplated by this Section 5 has been deposited in the account designated therefor by the Trustee as the assignee of the Purchaser (or the Master Servicer on behalf of the Trustee) and, if applicable, receipt by the Trustee as the assignee of the Purchaser (or the Custodian) of the Mortgage File for each Qualified Substitute Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with any certifications and/or opinions required pursuant to this Section 5 to be delivered by the Responsible Repurchase Party, to (i) a release of the Mortgage File and any other items required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement for the Deleted Mortgage Loan to the Responsible Repurchase Party or its designee, (ii) the execution and delivery of such instruments of release, transfer and/or assignment, in each case without recourse, as shall be prepared by the Responsible Repurchase Party and are reasonably necessary to vest in the Responsible Repurchase Party or its designee the ownership of such Deleted Mortgage Loan, and (iii) the execution and delivery of notice to the affected Mortgagor of the retransfer of such Deleted Mortgage Loan. In connection with any such repurchase or substitution by the Responsible Repurchase Party, the Purchaser shall also cause the Pooling and Servicing Agreement to require each of the Master Servicer and the Special Servicer to deliver to the Responsible Repurchase Party or its designee, and the Responsible Repurchase Party or its designee shall be entitled to delivery from the Master Servicer and the Special Servicer of, any portion of the related Servicing File, together with any Escrow Payments, reserve funds and any other items required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the Responsible Repurchase Party.

(d)               [Reserved.]

(e)               The Mortgage Loan Seller and Société Générale acknowledges and agrees that the Purchaser shall have no liability to the Mortgage Loan Seller, Société Générale or otherwise for any failure of the Mortgage Loan Seller, Société Générale or any other party to the Pooling and Servicing Agreement to perform its obligations provided for thereunder.

(f)                If the Mortgage Loan Seller and Responsible Repurchase Party are not the same Person, the Mortgage Loan Seller will provide the Responsible Repurchase Party copies of any 15Ga-1 Notice delivered to the Mortgage Loan Seller pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Seller (to the extent it receives any request or demand, whether oral or written, that a Mortgage Loan be repurchased or replaced, whether arising from a Material Defect or other breach of a representation or warranty, such recipient a “Seller Request Recipient” and such request or demand, a “Repurchase Request”) agrees to provide to the Purchaser: (i) written notice of any Repurchase Request, which notice will specify if such Repurchase Request is a 15Ga-1 Notice; (ii) written notice of (A) the existence of any dispute regarding such Repurchase Request, whether written or oral, between such Seller Request Recipient and the Person making such Repurchase Request, (B) the expiration of any applicable Initial Cure Period, or, if applicable, any Extended Cure Period, (C) the withdrawal of such Repurchase Request by the Person making such Repurchase Request, (D) the rejection of such Repurchase Request by the Seller Request Recipient and (E) the repurchase or replacement of any Mortgage Loan pursuant to this Section 5 and Section 2.03 of the Pooling and Servicing Agreement; and (iii) upon reasonable request of the Purchaser (subject to Section 5(g)), such other information in the Seller Request Recipient’s possession as would be necessary to permit the Purchaser to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase or replacement requests or demands of any Person relating to any Mortgage Loan or to comply with any other obligations applicable to it under law or regulation.

Each notice required to be delivered pursuant to this Section 5(f) may be delivered by electronic means. Each notice required to be delivered pursuant to clauses (i) and (ii) of the immediately preceding paragraph shall be given not later than the tenth (10th) Business Day after the event giving rise to the requirement for such notice and any information requested pursuant to clause (iii) of the immediately preceding paragraph shall be provided as promptly as practicable after such request is made. Each notice required to be delivered pursuant to clause (i) of the immediately preceding paragraph shall identify (a) the date on which such Repurchase Request was made, (b) the Mortgage Loan with respect to which such Repurchase Request was made, (c) the identity of the Person making such request, and (d) the basis, if any, asserted for such request by such Person. Each notice required to be delivered pursuant to clause (ii) of the immediately preceding paragraph shall identify (a) the date of such withdrawal, rejection, repurchase or replacement, or the date of the commencement of such dispute, as applicable, (b) if pertaining to a dispute, the nature of such dispute, (c) if pertaining to the expiration of an Initial Cure Period or an Extended Cure Period, the expiration date of such Initial Cure Period or, if applicable, an Extended Cure Period, (d) if pertaining to a withdrawal, the basis for such withdrawal given to the Seller Request Recipient or an indication that no basis was given by the Person withdrawing such Repurchase Request, (e) if pertaining to a rejection by the Seller Request Recipient, the basis for the Seller Request Recipient’s rejection and (f) if pertaining to a repurchase or replacement, the date of such repurchase or replacement.

(g)               Each of the Mortgage Loan Seller and the Purchaser acknowledge and agree that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Mortgage Loan Seller or the Purchaser with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to the Mortgage Loan Seller or the Purchaser under the Pooling and Servicing Agreement is provided only to assist the Mortgage Loan Seller, the Purchaser and any of their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation, (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Mortgage Loan Seller or the Purchaser pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement and (iv) receipt of a 15Ga-1 Notice or delivery of any notice required to be delivered pursuant to Section 5(f) shall not in and of itself constitute delivery, or receipt, of notice of any Material Defect or knowledge on the part of the Mortgage Loan Seller or Responsible Repurchase Party of any Material Defect or admission by the Mortgage Loan Seller or Responsible Repurchase Party of the existence of any Material Defect.

(h)               The Mortgage Loan Seller shall provide to the Purchaser relevant portions of any Form ABS-15G that the Mortgage Loan Seller is required to file with the Commission pursuant to Rule 15Ga-1 under the Exchange Act (only to the extent that such portions relate to any Repurchase Request with respect to any Mortgage Loan) on or before the date that is five

(5) Business Days prior to the date such Form ABS-15G is required to be filed with the Commission. Promptly upon request, the Purchaser shall provide or cause to be provided to the Mortgage Loan Seller such information regarding the principal balance of any Mortgage Loan as is necessary in order for the Mortgage Loan Seller to prepare any such Form ABS-15G.

(i)                 The Purchaser shall provide to the Mortgage Loan Seller any relevant portions of any Form ABS-15G that the Purchaser is required to file with the Commission pursuant to Rule 15Ga-1 under the Exchange Act (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Mortgage Loan Seller) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Commission. The Trust’s CIK# is 0002086308.

(j)                 Notwithstanding anything to the contrary herein, the Mortgage Loan Seller’s obligation in respect of a Material Defect with respect to a Joint Mortgage Loan shall be solely in respect of the Mortgage Loan Seller’s pro rata share of such Joint Mortgage Loan based on the Mortgage Loan Seller’s Mortgage Loan Seller Percentage Interest as of the date hereof in such Joint Mortgage Loan.

(k)               If the Mortgage Note or Mortgage Notes with respect to a Joint Mortgage Loan in favor of the Mortgage Loan Seller and its successors and assigns are repurchased or replaced by the Mortgage Loan Seller pursuant to this Section 5, and any other related mortgage notes evidencing such Joint Mortgage Loan are not repurchased or replaced by any Other Mortgage Loan Seller and any such mortgage note remains in the Trust, then the Mortgage Loan Seller and the Purchaser hereby agree that (i) the provisions in Section 3.30 of the Pooling and Servicing Agreement and the related Intercreditor Agreement shall govern the servicing and administration of such Joint Mortgage Loan as if (a) the remaining mortgage notes in the Trust were collectively a “Mortgage Loan” (as defined in the Pooling and Servicing Agreement) and (b) each repurchased Mortgage Note were a Serviced Pari Passu Companion Loan (or, if the Joint Mortgage Loan was a Non-Serviced Mortgage Loan, a Non-Serviced Pari Passu Companion Loan), (ii) the Mortgage Loan Seller and its successors and assigns in respect of such repurchased or replaced Mortgage Note shall be bound by such Section 3.30 as if it were a party to the Pooling and Servicing Agreement and (iii) the Mortgage Loan Seller and its successors and assigns shall from time to time (as may be necessary) deliver to the Enforcing Servicer the Mortgage Loan documents constituting or related to any applicable Mortgage Note repurchased by it, any requests for release and any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of the related Mortgaged Property or to any legal action or to enforce any other remedies or rights provided by the related Mortgage Note or Mortgage or otherwise available at law or equity with respect to the related Mortgage Note.

Section 6.                Closing. The closing of the sale of the Mortgage Loans (the “Closing”) shall be held at the offices of special counsel to the Purchaser at 10:00 a.m., New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i)                           All of the representations and warranties of the Mortgage Loan Seller, Société Générale and the Purchaser made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date (or as of such other specific date expressly contemplated by any such representation or warranty);

(ii)                        All documents specified in Section 7 of this Agreement (the “Closing Documents”), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such agreement affects the obligations of the Mortgage Loan Seller or Société Générale hereunder or the rights of the Mortgage Loan Seller or Société Générale as a third party beneficiary thereunder), to the Mortgage Loan Seller or Société Générale, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii)                     The Mortgage Loan Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto on or before the Closing Date pursuant to Section 2 of this Agreement;

(iv)                      The result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

(v)                       All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Mortgage Loan Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed by it after the Closing Date;

(vi)                     The Mortgage Loan Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement;

(vii)                  The Mortgage Loan Seller shall have received the purchase price for the Mortgage Loans, as contemplated by Section 1 of this Agreement;

(viii)              Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms;

(ix)                      The Commission shall not have issued any stop order suspending the effectiveness of the Purchaser’s Registration Statement; and

(x)                         Prior to the delivery of the Preliminary Prospectus to investors, an officer of the Mortgage Loan Seller shall have delivered to the Depositor a sub-certification to the certification provided by the Chief Executive Officer of the Depositor to the Securities and Exchange Commission pursuant to Regulation AB.

Each of the parties agrees to use its commercially reasonable best efforts to perform its obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

Section 7.                Closing Documents. The Purchaser or its designee shall have received all of the following Closing Documents, in such forms as are agreed upon and acceptable to the Purchaser, the Underwriters, the Initial Purchasers and the Rating Agencies (collectively, the “Interested Parties”), and upon which the Interested Parties may rely:

(i)                           This Agreement, duly executed by the Purchaser, the Mortgage Loan Seller and Société Générale;

(ii)                        Each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

(iii)                     A Secretary’s Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Mortgage Loan Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Interested Parties may rely, attaching thereto as exhibits the organizational documents of the Mortgage Loan Seller;

(iv)                     An Officer’s Certificate substantially in the form of Exhibit D-2 hereto, executed by an authorized officer of Société Générale, in his or her individual capacity, and dated the Closing Date, and upon which the Interested Parties may rely, attaching thereto as exhibits the organizational documents of Société Générale;

(v)                        A certificate of good standing with respect to the Mortgage Loan Seller issued by the Secretary of State of the State of Delaware not earlier than thirty (30) days prior to the Closing Date, and upon which the Interested Parties may rely;

(vi)                     A certificate of the Mortgage Loan Seller substantially in the form of Exhibit D-3 hereto, executed by an authorized officer of the Mortgage Loan Seller on the Mortgage Loan Seller’s behalf and dated the Closing Date, and upon which the Interested Parties may rely;

(vii)                  A certificate of Société Générale substantially in the form of Exhibit D-4 hereto, executed by an authorized officer of Société Générale on Société Générale’s behalf and dated the Closing Date, and upon which the Interested Parties may rely;

(viii)               A written opinion of in-house or independent counsel for the Mortgage Loan Seller and Société Générale, dated the Closing Date and addressed to the Interested Parties and the Trustee, relating to the Mortgage Loan Seller’s and Société Générale’s due authorization, execution and delivery of this Agreement and the Indemnification Agreement;

(ix)                      A written opinion of special counsel for the Mortgage Loan Seller and Société Générale, dated the Closing Date and addressed to the Interested Parties and the Trustee, relating to the enforceability of this Agreement against the Mortgage Loan Seller and Société Générale;

(x)                         A letter from special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Purchaser, the Underwriters (only with respect to the

Preliminary Prospectus) and the Initial Purchasers (only with respect to the Preliminary Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Preliminary Prospectus and in the Preliminary Private Placement Memorandum (as the same may be amended or supplemented on or before the pricing date for the Certificates) substantially to the effect that nothing has come to such special counsel’s attention that would lead such special counsel to believe that the agreed upon portions of the Preliminary Prospectus or the Preliminary Private Placement Memorandum, at the time when sales to purchasers of the Certificates were first made, contained, with respect to the Mortgage Loan Seller or the Mortgage Loans, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, the related borrowers or the related Mortgaged Properties, in the light of the circumstances under which they were made, not misleading;

(xi)                      A letter from special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Purchaser, the Underwriters (only with respect to the Prospectus) and the Initial Purchasers (only with respect to the Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Prospectus and the Private Placement Memorandum (as the case may be and as the same may be amended or supplemented on or before the Closing Date) substantially to the effect that (a) nothing has come to such special counsel’s attention that would lead such special counsel to believe that the agreed upon portions of the Prospectus or the Private Placement Memorandum (as applicable) as of the date thereof or as of the Closing Date contained or contains, with respect to the Mortgage Loan Seller or the Mortgage Loans, the related borrowers or the related Mortgaged Properties, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading and (b) that, with respect to information regarding the Mortgage Loan Seller and the Mortgage Loans, the related borrowers or the related Mortgaged Properties, the Prospectus is appropriately responsive in all material respects to the applicable requirements of Regulation AB;

(xii)                   Copies of all other opinions rendered by counsel for the Mortgage Loan Seller to the Rating Agencies in connection with the transactions contemplated by this Agreement, including, but not limited to, with respect to the characterization of the transfer of the Mortgage Loans hereunder as a true sale, with each such opinion to be addressed to the other Interested Parties and the Trustee or accompanied by a letter signed by such counsel stating that the other Interested Parties and the Trustee may rely on such opinion as if it were addressed to them as of the date thereof;

(xiii)                One or more agreed-upon procedures letters from a nationally recognized firm of certified public accountants acceptable to the Underwriters and the Initial Purchasers, dated (A) the date of the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and (B) the date of the Prospectus and the Private Placement Memorandum, respectively, and addressed to, and in form and substance acceptable to, the Interested Parties (other than the Rating Agencies), stating in effect that, using the assumptions and methodology used by the Mortgage Loan Seller, the Purchaser, the

Underwriters or the Initial Purchasers, as applicable, all of which shall be described in such letters, and which shall include a comparison of certain mortgage loan-related documents to the information set forth in the Master Tape (as defined in the Indemnification Agreement), they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and set forth in the Prospectus and the Private Placement Memorandum, respectively, and have compared the results of their calculations to the corresponding items in the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and in the Prospectus and the Private Placement Memorandum, respectively, and found each such number and percentage set forth in the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and in the Prospectus and the Private Placement Memorandum, respectively, to be in agreement with the results of such calculations;

(xiv)                If any of the Certificates are “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, a certificate of the Mortgage Loan Seller regarding origination of the Mortgage Loans by specified originators as set forth in Section 3(a)(41) of the Exchange Act; and

(xv)                   Such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require.

Section 8.                Additional Reporting Under Regulation AB. With respect to any period during which the Trust is subject to the reporting requirements of the Exchange Act, the Mortgage Loan Seller shall provide to the Purchaser and the Certificate Administrator any information that constitutes “Additional Form 10-D Information” or “Additional Form 10-K Information” but only if and to the extent that the Mortgage Loan Seller (or any originator of the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor, if such originator constitutes an “originator” contemplated by Item 1110(b) of Regulation AB and such information is required to be reported with respect to such originator) is the applicable “Party Responsible” (solely in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage Loans) under the terms of Exhibit AA or Exhibit BB to the Pooling and Servicing Agreement (it being acknowledged that the Mortgage Loan Seller (solely in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage Loans) does not constitute the “Party Responsible” for any “Form 8-K Information” set forth on Exhibit CC of the Pooling and Servicing Agreement). In each case, such delivery shall be made in a form readily convertible to an EDGAR compatible form, or in such other form as otherwise agreed by the Purchaser, the Certificate Administrator and the Mortgage Loan Seller. In each case, such delivery shall be made not later than five (5) calendar days after the related Distribution Date (in the case of any such “Additional Form 10-D Information”), and no later than March 1 of each year subsequent to the fiscal year that the Trust is subject to the Exchange Act reporting requirements (in the case of any such “Additional Form 10-K Information”). In no event shall the Mortgage Loan Seller be required to provide any information that is not required to be reported on Form 10-D or Form 10-K, as the case may be, under the Exchange Act and the rules and regulations of the Commission thereunder.

In addition, with respect to any period during which the Trust is subject to the reporting requirements of the Exchange Act, the Mortgage Loan Seller shall reasonably cooperate with each of the Depositor, the Master Servicer and the Certificate Administrator, upon the reasonable request of such party, by providing all Mortgage Loan-related documents, data and information in the possession of the Mortgage Loan Seller at or prior to the Closing Date and on the date of the request and necessary for the ongoing compliance by the Depositor and the Trust with the requirements of Form 10-D with respect to Items 1111 and 1125 of Regulation AB; provided that the Mortgage Loan Seller shall not be required to provide any documents that are proprietary to the related originator or the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

Section 9.                Costs. Whether or not this Agreement is terminated, the Mortgage Loan Seller will pay its pro rata share (the Mortgage Loan Seller’s pro rata portion to be determined according to the percentage that the aggregate Cut-off Date Balance of all the Mortgage Loans represents as to the aggregate Cut-off Date Balance of all the mortgage loans of the Trust Fund (the “Cut-off Date Pool Balance”)) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented set-up fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Mortgage Loan Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Preliminary Prospectus, the Preliminary Private Placement Memorandum, the Prospectus and the Private Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item), including the cost of obtaining any agreed-upon procedures letters with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering this Agreement and the furnishing to the Underwriters or the Initial Purchasers, as applicable, of such copies of the Preliminary Prospectus, the Preliminary Private Placement Memorandum, the Prospectus and the Private Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item) and this Agreement as the Underwriters and the Initial Purchasers may reasonably request; (viii) the fees of the rating agency or agencies engaged to consider rating the Certificates or hired and requested to rate the Certificates; (ix) all registration fees incurred by the Purchaser in connection with the filing of its Registration Statement allocable to the issuance of the Registered Certificates; (x) the upfront fee payable to the Asset Representations Reviewer on the Closing Date in the amount agreed by the parties hereto; and (xi) the reasonable fees and expenses of special counsel to the Purchaser.

Section 10.            Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at Wells Fargo Commercial Mortgage Securities, Inc., c/o Wells Fargo Securities, LLC, 30 Hudson Yards, 15th Floor, New York, New York 10001, Attention: A.J. Sfarra, email: CMBSNOTICES@wellsfargo.com (with a copy to: Bryan Riddle, Esq., Senior Counsel, Wells Fargo Legal Department, 401 S Tryon Street, MAC D1050-266, 26th Floor, Charlotte, North Carolina 28202), or such other address as may be designated by the Purchaser to the Mortgage Loan Seller or Société Générale in writing; or, if to the Mortgage Loan Seller, addressed to Societe Generale Financial Corporation, 245 Park Avenue, 11th Floor, New York, New York 10167, Attention: Jim Barnard, E-mail: US-Glba-Abp-Cmbs-Notices@sgcib.com, with a copy to: Societe Generale Financial Corporation, 245 Park Avenue, 11th Floor,  New York, New York 10167, Attention: General Counsel, E-mail: US-Glba-Abp-Cmbs-Notices@sgcib.com, or such other address as may be designated by the Mortgage Loan Seller to the Purchaser in writing; or if to Société Générale, addressed to Société Générale, 245 Park Avenue, 11th Floor, New York, New York 10167, Attention: Jim Barnard, Email: US-Glba-Abp-Cmbs-Notices@sgcib.com, with a copy to: Societe Generale, 245 Park Avenue, 11th Floor, New York, New York 10167, Attention: General Counsel, Email: US-Glba-Abp-Cmbs-Notices@sgcib.com, or such other address as may be designated by Société Générale to the Purchaser in writing.

Section 11.            Miscellaneous. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transaction Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case, to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. The Mortgage Loan Seller shall be an express third party beneficiary to the Pooling and Servicing Agreement to the extent set forth therein. The Asset Representations Reviewer shall be an express third party beneficiary of Sections 4(i), 4(k) and 4(l) of this Agreement.

Section 12.            Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Mortgage Loan Seller and Société Générale delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trust, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

Section 13.            Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 14.            Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THE AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER AND THE MORTGAGE LOAN SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO ANY ACTION OR PROCEEDING REGARDING SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, WITH RESPECT TO SUCH COURTS, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

Section 15.            Further Assurances. The Mortgage Loan Seller, Société Générale and the Purchaser each agree to execute and deliver such instruments and take such further actions as any other party hereto may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 16.            Successors and Assigns. The rights and obligations of the Mortgage Loan Seller and Société Générale under this Agreement shall not be assigned by the Mortgage Loan Seller or Société Générale without the prior written consent of the Purchaser, except that any person into which the Mortgage Loan Seller or Société Générale may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Mortgage Loan Seller or Société Générale is a party, or any person succeeding to all or substantially all of the business of the Mortgage Loan Seller or Société Générale, shall be the successor to the Mortgage Loan Seller or Société Générale, as the case may be, hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, the Purchaser is expressly authorized to assign its rights under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller, Société Générale and the Purchaser, and their respective successors and permitted assigns.

Section 17.            Information. The Mortgage Loan Seller shall provide the Purchaser with such information about itself, the Mortgage Loans and the underwriting and servicing procedures applicable to the Mortgage Loans as is (i) required under the provisions of Regulation AB, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a private disclosure document.

Section 18.            Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters; provided, however, that in no event shall this provision be construed to limit the effect of the Indemnification Agreement or the memorandum of understanding dated as of September 24, 2025 among the Mortgage Loan Seller, the Purchaser and certain other parties or any separate acknowledgments and agreements executed and delivered pursuant to such memorandum of understanding.

Section 19.            Repurchase Obligations of Société Générale. (a) Société Générale hereby covenants and agrees with the Purchaser that Société Générale shall be liable to the Purchaser to the same extent as the Mortgage Loan Seller for all of the obligations of the Mortgage Loan Seller under Section 5 of this Agreement. Société Générale further agrees that the Purchaser shall not be bound or obligated to initially request the Mortgage Loan Seller to perform any of its obligations under Section 5 of this Agreement, but may instead initially request Société Générale to perform such obligations. Additionally, Société Générale agrees that the Purchaser shall not be bound or obligated in any way to exhaust recourse against the Mortgage Loan Seller before being entitled to demand the performance by Société Générale of the Mortgage Loan Seller’s obligations under Section 5 of this Agreement. Performance by Société Générale of any of the Mortgage Loan Seller’s obligations under Section 5 of this Agreement shall be deemed to be performance thereof by the Mortgage Loan Seller and performance by the Mortgage Loan Seller of its obligations under Section 5 of this Agreement shall be deemed to be performance thereof by Société Générale.

(b)       The Mortgage Loan Seller, Société Générale and the Purchaser hereby agree that the obligations of Société Générale with respect to the Repurchase Obligations (defined below) are the direct obligations of Société Générale and the Repurchase Obligations with respect to Société Générale are not intended to constitute a guaranty or contract of suretyship. However, in the event that the Repurchase Obligations are recharacterized as a guaranty, surety or other similar form of obligation, then in such case Société Générale agrees that it shall guaranty the Repurchase Obligations. Société Générale hereby agrees that Société Générale’s obligation to cure or repurchase any Mortgage Loan with respect to which a Material Defect has occurred or deliver a Loss of Value Payment, if applicable, in each case pursuant to Section 5 and Section 19(a) hereof (such obligations of Société Générale, the “Repurchase Obligations”) shall not be released, diminished, impaired, reduced or adversely affected by, and does hereby waive any defenses related to, any common law, equitable, statutory or other rights (including without limitation rights to notice) which Société Générale might otherwise have in the event of any such recharacterization.

Section 20.            Recognition of U.S. Special Resolution Regimes.

(a)               In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States of America or a State of the United States of America.

(b)               In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Right under this Agreement that may be exercised against such Covered Party is permitted to be exercised to no greater extent than such Default Right could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States of America or a State of the United States of America.

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 21.            Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings. (a) Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 20, no party to this Agreement shall be permitted to exercise any Default Right against a Covered Party with respect to this Agreement that is related, directly or indirectly, to a BHC Affiliate of such party becoming subject to a receivership, insolvency, liquidation, resolution, or similar proceeding (each an “Insolvency Proceeding”), except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)               After a BHC Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Party with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

Section 22.            Acknowledgement and Consent to Bail-In of Société Générale. Notwithstanding any other term of this Agreement or any other agreement, arrangement or understanding between the parties hereto, each party hereto acknowledges and accepts that any liability of Société Générale to any party under or in connection with this Agreement may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)               any Bail-In Action in relation to any such liability, including (without limitation):

(i)                         a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)                      a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)                   a cancellation of any such liability; and

(b)               a variation of any term of this Agreement to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

(c)               For the purposes of this Section 22, the following definitions apply:

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Write-down and Conversion Powers” means:

(a)               in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)               in relation to any other applicable Bail-In Legislation:

(i)                         any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)                      any similar or analogous powers under that Bail-In Legislation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgage Loan Seller, Société Générale and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

SOCIETE GENERALE FINANCIAL
CORPORATION

By:	/s/ Justin Cappuccino
Name: Justin Cappuccino
Title: Director

SOCIÉTÉ GÉNÉRALE

By:	/s/ Justin Cappuccino
Name: Justin Cappuccino
Title: Director

WELLS FARGO COMMERCIAL
MORTGAGE SECURITIES, INC.

By:	/s/ Lee Green
Name: Lee Green
Title: Managing Director
WFCM 2025-C65 – Mortgage Loan Purchase Agreement (SGFC)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Exh. A-1

WFCM 2025-C65

MORTGAGE LOAN SCHEDULE

Mortgage Loan Number	Mortgage Loan Seller	Original Principal Balance ($)	Cut-off Date Principal Balance ($)	Property Name	Address	City
4.00	SGFC	22,250,000.00	22,250,000.00	BioMed MIT Portfolio	Various	Cambridge
4.01				45 - 75 Sidney	45-75 Sidney Street	Cambridge
4.02				40 Landsdowne	40 Landsdowne Street	Cambridge
4.03				35 Landsdowne	35 Landsdowne Street	Cambridge
4.04				65 Landsdowne	65 Landsdowne Street	Cambridge
4.05				88 Sidney	88 Sidney Street	Cambridge
4.06				64 Sidney	64 Sidney Street	Cambridge
4.07				38 Sidney	38 Sidney Street	Cambridge
4.08				26 Landsdowne	26 Landsdowne Street	Cambridge
18.00	SGFC	10,300,000.00	10,278,769.11	Roosevelt & Capitol	2330 West Roosevelt Drive, 2525 and 2605 West Capitol Drive, 5141 North 85th Street, 5962 North 63rd Street, 8259 West Bender Avenue and 9415 West Sheridan Avenue	Milwaukee

WFCM 2025-C65

MORTGAGE LOAN SCHEDULE

Mortgage Loan Number	Mortgage Loan Seller	Original Principal Balance ($)	Cut-off Date Principal Balance ($)	Property Name	State	Zip Code	Note Date	Stated Maturity Date	Mortgage Rate	Original Term to Maturity (Mos.)	Remaining Term to Maturity (Mos.)	Amortization Term (Original) (Mos.)
4.00	SGFC	22,250,000.00	22,250,000.00	BioMed MIT Portfolio	MA	02139	6/5/2025	6/9/2035	5.8928%	120	116	0
4.01				45 - 75 Sidney	MA	02139
4.02				40 Landsdowne	MA	02139
4.03				35 Landsdowne	MA	02139
4.04				65 Landsdowne	MA	02139
4.05				88 Sidney	MA	02139
4.06				64 Sidney	MA	02139
4.07				38 Sidney	MA	02139
4.08				26 Landsdowne	MA	02139
18.00	SGFC	10,300,000.00	10,278,769.11	Roosevelt & Capitol	WI	53209, 53206, 53225, 53218	6/26/2025	7/1/2035	7.0370%	120	117	360

WFCM 2025-C65

MORTGAGE LOAN SCHEDULE

Mortgage Loan Number	Mortgage Loan Seller	Original Principal Balance ($)	Cut-off Date Principal Balance ($)	Property Name	Servicing Fee Rate	Non-Serviced Primary Fee Rate(1)
4.00	SGFC	22,250,000.00	22,250,000.00	BioMed MIT Portfolio	0.00125%	0.00010%
4.01				45 - 75 Sidney
4.02				40 Landsdowne
4.03				35 Landsdowne
4.04				65 Landsdowne
4.05				88 Sidney
4.06				64 Sidney
4.07				38 Sidney
4.08				26 Landsdowne
18.00	SGFC	10,300,000.00	10,278,769.11	Roosevelt & Capitol	0.00250%

EXHIBIT B-1

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE MORTGAGE
LOAN SELLER

The Mortgage Loan Seller hereby represents and warrants that, as of the date hereof:

(a)               The Mortgage Loan Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)               The Mortgage Loan Seller’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Mortgage Loan Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Mortgage Loan Seller, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(c)               The Mortgage Loan Seller has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(d)               This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium, liquidation, conservatorship and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations.

(e)               The Mortgage Loan Seller is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(f)                No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Mortgage Loan Seller of the transactions contemplated herein, except for (A) those consents, approvals, authorizations or orders that previously have been obtained and (B) those filings and

Exh. B-1-1

recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

(g)               No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Mortgage Loan Seller’s knowledge, threatened against the Mortgage Loan Seller that, if determined adversely to the Mortgage Loan Seller, would prohibit the Mortgage Loan Seller from entering into this Agreement or that, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(h)               The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

(i)                 The Mortgage Loan Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

(j)                 The Mortgage Loan Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

(k)               After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Mortgage Loan Seller’s assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Mortgage Loan Seller’s debts and obligations, including contingent and unliquidated debts and obligations of the Mortgage Loan Seller, and the Mortgage Loan Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

(l)                 The Mortgage Loan Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

(m)             No proceedings looking toward liquidation, dissolution or bankruptcy of the Mortgage Loan Seller are pending or contemplated.

(n)               The principal place of business and chief executive office of the Mortgage Loan Seller is located in the State of New York.

(o)               The consideration received by the Mortgage Loan Seller upon the sale of the Mortgage Loans constitutes at least fair consideration and reasonably equivalent value for such Mortgage Loans.

Exh. B-1-2

EXHIBIT B-2

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER

The Purchaser hereby represents and warrants that, as of the date hereof:

(a)               The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

(b)               The Purchaser’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Purchaser, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

(c)               This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(d)               No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser that, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or that, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement.

(e)               The Purchaser has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(f)                The Purchaser is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

(g)               The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountants’ Due Diligence Reports and meeting the requirements of that Form 15G, Rule 15Ga-2, and any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final

Exh. B-2-1

draft of each such Form 15G to WFS at least six (6) business days before the first sale in the offering contemplated by the Prospectus and Private Placement Memorandum; and (C) furnished each such Form 15G to the Commission on EDGAR at least five (5) business days before the first sale in the offering contemplated by the Prospectus and Private Placement Memorandum as required by Rule 15Ga-2.

(h)               The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Mortgage Loan Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

Exh. B-2-2

EXHIBIT B-3

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SOCIÉTÉ
GÉNÉRALE

Société Générale hereby represents and warrants that, as of the Time of Sale and as of the date hereof:

(a)               Société Générale, a company duly incorporated in accordance with French law, registered with the Trade and Companies registry of Paris under the number 552 120 222, with registered address at 29, boulevard Haussmann 75009 Paris, France, is duly incorporated as a limited company (société anonyme), licensed in France as a credit institution (établissement de crédit), and is in good standing under the laws of each jurisdiction in which it is licensed to operate and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of the Mortgage Loan and to perform its obligations under this Agreement.

(b)               Société Générale’s execution and delivery of, performance under, and compliance with this Agreement, will not violate Société Générale’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of Société Générale, is likely to affect materially and adversely the ability of Société Générale to perform its obligations under this Agreement.

(c)               Société Générale has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(d)               This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of Société Générale, enforceable against Société Générale in accordance with the terms hereof, subject to (A) applicable bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium, liquidation, conservatorship and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations.

(e)               Société Générale is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in Société Générale’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of Société Générale to perform its obligations under this Agreement.

Exh. B-3-1

(f)                No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by Société Générale of the transactions contemplated herein, except for (A) those consents, approvals, authorizations or orders that previously have been obtained and (B) those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

(g)               No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of Société Générale’s knowledge, threatened against Société Générale that, if determined adversely to Société Générale, would prohibit Société Générale from entering into this Agreement or that, in Société Générale’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of Société Générale to perform its obligations under this Agreement.

Exh. B-3-2

EXHIBIT C

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

For purposes of this Exhibit C, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein). All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

The Mortgage Loan Seller hereby represents and warrants that, as of the date herein below specified or, if no such date is specified, as of the date hereof, except with respect to the Exceptions described on Schedule C to this Agreement.

1.                  Intentionally Omitted.

2.                  Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.                  Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by

Exh. C-1

(i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or Prepayment Premium/Yield Maintenance Charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.                  Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.                  Intentionally Omitted.

6.                  Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.                  Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its Affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan

Exh. C-2

Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its Affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.                  Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a Crossed Underlying Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such

Exh. C-3

taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.                  Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph 7 above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Exhibit C-32-1.

10.              Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11.              Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property,

Exh. C-4

(2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.              Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.              Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.              Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.              Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged

Exh. C-5

Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16.              Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related Non-Serviced Depositor or the related Non-Serviced Master Servicer).

17.              No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.              Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists

Exh. C-6

of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of

Exh. C-7

the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.              Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.              No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially

Exh. C-8

and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.              No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22.              REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any Prepayment Premiums and Yield Maintenance Charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.              Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, Yield Maintenance Charge or Prepayment Premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

Exh. C-9

24.              Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.              Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26.              Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27.              Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.

Exh. C-10

The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.              Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29.              Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage

Exh. C-11

Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.              Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.              Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Schedule C; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in

Exh. C-12

respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.              Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Exhibit C-32-1, or future permitted mezzanine debt as set forth on Exhibit C-32-2, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Exhibit C-32-3 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.              Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further

Exh. C-13

provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.              Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.              Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36.              Ground Leases. For purposes of this Exhibit C, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease

Exh. C-14

and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)             The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)             The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)             The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)             The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)             Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

Exh. C-15

(f)             The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)             The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)             A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)             The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)             Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)             In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)             Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.              Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

Exh. C-16

38.              Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit C.

39.              Intentionally Omitted.

40.              No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Exhibit C. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.              Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.              Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Exhibit C-32-4, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43.              Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”)

Exh. C-17

meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of an operations or maintenance plan that can reasonably be expected to mitigate the identified risk, and such a plan has been required to be instituted by the related Mortgagor; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44.              Intentionally Omitted.

45.              Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.              Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is

Exh. C-18

true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.              Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48.              Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.              Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Exhibit C, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Exhibit C, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

Exh. C-19

Exhibit C-32-1

List of Mortgage Loans with Current Mezzanine Debt

None.

Exh. C-32-1-1

Exhibit C-32-2

List of Mortgage Loans with Permitted Mezzanine Debt

BioMed MIT Portfolio

Exh. C-32-2-1

Exhibit C-32-3

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

None.

Exh. C-32-3-1

Exhibit C-32-4

List of Mortgage Loans with Affiliated Mortgagors

None.

Exh. C-32-4-1

SCHEDULE C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Exhibit C and the mortgage loan name and number identified on Exhibit A. Capitalized terms used but not otherwise defined in this Schedule C shall have the meanings set forth in Exhibit C or, if not defined therein, in this Agreement.

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
(7) Lien; Valid Assignment	BioMed MIT Portfolio (Loan No. 4)

Each of the individual Mortgaged Properties is subject to (i) a lease by the Massachusetts Institution of Technology, as the landlord (“MIT”), and a wholly-owned subsidiary of MIT, as the tenant (the “Prime Lessee”) (the “Prime Ground Lease”) and (ii) a lease by the Prime Lessee, as the landlord (in such capacity, the “Sub-Landlord”), and the applicable Mortgagor, as the tenant (the “Sub-Ground Lease”). Pursuant to each of the Sub-Ground Leases, each Mortgagor has granted to the Sub-Landlord (i) a right of first refusal to finance the applicable Mortgaged Property, which the Sub-Landlord waived in connection with the making of the related Whole Loan and (ii) a right of first refusal to purchase the sub-ground leasehold interest in the premises and its interest in the improvements in the event that such Mortgagor receives a bona fide offer from any third party to purchase its sub-ground leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in foreclosure by a first mortgagee or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. Sub-Landlord assigned its right of first refusal contained in each of the Sub-Ground Leases to MIT. Each of the Prime Ground Leases also contains the foregoing right of first refusal, granted in favor of MIT, which does not apply in connection with borrower financing its sub-leasehold interest under the Sub-Ground Lease or a foreclosure of the Sub-Landlord’s interest in the Prime Ground Lease, respectively.

The Mortgagee may (i) sell or otherwise transfer the related Whole Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the

Sch. C-1

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception

related Whole Loan and the Whole Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization, as defined below) may only be to an eligible assignee as more fully described in the Whole Loan documents or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Whole Loan and the Whole Loan documents (a “Securitization”).

(15) Actions Concerning Mortgage Loan	Roosevelt & Capitol (Loan No. 18)	The related borrower sponsor and non-recourse carveout guarantor and his affiliated property management company (collectively, the “Defendants”) were defendants in a civil action filed by the State of Wisconsin (the “State”) in November 2021 alleging that the Defendants regularly violated certain state trade, consumer protection and landlord-tenant laws across the portfolio of multifamily properties owned and/or managed by the Defendants (which may include the related Mortgaged Properties) through a pattern of conduct that included, among other things, (i) including prohibited provisions in their rental agreements, such as (x) requiring tenants to pay attorney fees or costs incurred by the landlord in any legal action or dispute arising under the rental agreement, (y) waiving landlord liability for property damage or negligent acts or omissions of the landlord and (z) waiving the landlord’s statutory duty to maintain appliances furnished at the related premises, (ii) failure to return security deposits or unauthorized security deposit deductions, (iii) unauthorized entry into units without giving required notice or obtaining tenant consent for the purpose of making non-emergency alterations to the related premises, (iv) constructive eviction of tenants by the way the Defendants conducted renovation projects of newly acquired buildings, including blocking tenant access to dwellings, changing locks to doors, leaving hazards in walkways and creating unreasonable noise and air pollution, (v) confiscating personal property through seizing tenant property during the related tenancy and disposing of the property without permission or agreement from the tenant, (vi) charging late fees not authorized by the related rental agreement and (vii) fraudulent representations to tenants, including telling tenants, before and after the date the Defendants took over new buildings that the Defendants had purchased, that the related tenants had 30 days to vacate their apartment even if they had a valid rental agreement for longer (collectively, the
Sch. C-2

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
“Violations”). On February 4, 2025, the Defendants and the State entered a Consent Judgment (the “Consent Judgment”) with the presiding court whereby the Defendants are required to, among other things, (i) comply with updated leasing and property management practices, including retention of tenant records and delivering annual compliance reports to the State for a period of four years, (ii) pay restitution in the amount of $250-$750 each to any tenants affected by the practices identified in the Consent Judgment, (iii) fund certain community-based rental assistance and eviction diversion programs over a four year period in the maximum aggregate amount of $2,050,000, and (iv) pay a civil forfeiture penalty to the State in the amount of $1,500,000 plus cost reimbursement in the amount of $249,225, each in monthly installment payments over a 36-month period. Per the terms of the Consent Judgment, and in lieu of personal liability for any future breach of the Consent Judgment, the Defendants have posted a letter of credit with Northern Trust Bank as security for all monetary obligations under the Consent Judgment.
(18) Insurance	BioMed MIT Portfolio (Loan No. 4)	The threshold at or above which the Mortgagee has the right to hold and disburse insurance proceeds is, with respect to an individual Mortgaged Property, the greater of (x) 10% of the sum of the allocated loan amount of such individual Mortgaged Property, and, if applicable, the allocated loan amount for such individual Mortgaged Property under any related mezzanine loan and (y) 5% of the sum of the outstanding principal amount of the related Whole Loan and, if applicable, the outstanding principal amount of any related mezzanine loan.
(28) Recourse Obligations	BioMed MIT Portfolio (Loan No. 4)

Clause (a)(ii) is limited to affirmative collusion in writing.

Clause (a)(iii) is not a full recourse item (but loss recourse).

The non-recourse carveout guarantor’s liability with respect to the items in clause (a)(i) and (a)(ii) are limited to 15% of the outstanding Whole Loan amount (but in no event will the carveout guarantor’s aggregate liability be less than $100,000,000), plus costs of enforcement.

With respect to clause (b)(i), security deposits recourse is limited to after an event of default, and all recourse under clause (b)(i) is limited such that it will not be deemed

Sch. C-3

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception

misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Whole Loan documents or applied to pay other obligations required to be paid pursuant to the Whole Loan documents, or otherwise delivered to the Mortgagee.

With respect to clause (b)(iii), the environmental covenants do not trigger recourse to the guarantor, except, subject to a cap equal to the aggregated PLL policy limit of $20,000,000 per incident and $25,000,000 in the aggregate for the Mortgaged Properties, to the extent that the Mortgagors obtain a pollution legal liability policy (the “PLL Policy”) that does not run through at least two years past the then-current maturity date of the Whole Loan (the “Required PLL Period”) and the Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Whole Loan documents, any liability pursuant to the related environmental indemnity agreement that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the Mortgagee.

With respect to (b)(iii), there is no separate environmental indemnitor with respect to the Whole Loan.

The obligations of the Mortgagors, as environmental indemnitors, under the related environmental indemnity agreement will terminate and be of no further force and effect on the second anniversary of the date on which the Whole Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagors, at their sole cost and expense, deliver to the indemnitee an environmental assessment report relating to the Mortgaged Properties, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.

Sch. C-4

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
(29) Mortgage Releases	BioMed MIT Portfolio (Loan No. 4)

The related Mortgagors may at any time obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan and the release of the applicable Mortgagor’s obligations under the Whole Loan documents with respect to the released Mortgaged Property, subject to the satisfaction of certain conditions, including, among other conditions, (a) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the Mortgagors have completed a defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount, plus the applicable Mortgagee’s allocation of any amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the Mortgagors have paid the applicable Release Amount; and (b) satisfaction of REMIC related requirements.

As used herein, “Release Amount”, means, for an individual Mortgaged Property, the lesser of: (a) the outstanding debt amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such Release Property (the “Allocated Loan Amount”) multiplied by (1) 105% until such time that the outstanding Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

In addition, if the debt service coverage ratio requirement in connection with a partial release is not satisfied and the release of an individual Mortgaged Property is in connection with an arms-length transaction to a third party (provided that if a Blackstone entity controls the related Mortgagor, such transfer may be to an affiliate in certain circumstances), or pursuant to a tenant purchase option, the Mortgagors may obtain the release of such Mortgaged Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such individual Mortgaged

Sch. C-5

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception

Property and (ii) the greater of (x) the applicable Release Amount for such individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt service coverage ratio requirement. Such provision may result in a Mortgaged Property being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

In the event of any release of a portion of an individual Mortgaged Property (each, an “Individual Property”) that is not (x) a full Individual Property release subject to the Whole Loan documents or (y) a release of any parcels or rights that are non-income producing or not essential to the operation of the Mortgaged Properties in accordance with the Whole Loan documents, the Mortgagee has agreed that consent to such release is not required to be conditioned upon a partial defeasance of the Whole Loan in excess of the lesser of (x) the Mortgagee’s allocation of 100% of the net sales proceeds derived from the sale of such portion of such Individual Property or (y) the agreed upon release amount for the release of such portion of the Individual Property, unless a greater amount is required to be partially defeased in order for the securitization to maintain its status as a REMIC trust. In connection with a release in connection with any purchase option granted to a tenant (each such purchase option, a “Tenant Purchase Option”, and any such release, a “Tenant Purchase Option Release”), the amount of the outstanding Whole Loan amount required to be partially defeased by the Mortgagor in connection with such Tenant Purchase Option Release must be equal to the lesser of (i) the Mortgagee’s allocation of 100% of the net sales proceeds derived from the exercise of the Tenant Purchase Option and (ii) the greater of (1) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio required in connection with any partial release in accordance with the Whole Loan documents and (2) the applicable Release Amount for the Individual Property. Such provision may result in a Mortgaged Property or portion thereof being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

Sch. C-6

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
(29) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans (Loan Nos. 4 and 18)	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(30) Financial Reporting and Rent Rolls	BioMed MIT Portfolio (Loan No. 4)	With respect to annual financials, the Mortgagors must provide a complete copy of the Mortgagors’ (or, at the Mortgagors’ election, any direct or indirect owner of the Mortgagors; provided that as of the date of such annual financial statements, the aggregate square footage of the improvements at the Mortgaged Properties accounts for 80% or more of the aggregate rentable square footage at all Mortgaged Properties owned directly or indirectly by such entity) annual financial statements audited by a Big Four accounting firm or other independent certified public accountant reasonably approved by the Mortgagee and prepared in accordance with approved accounting principles.
(31) Acts of Terrorism Exclusion	BioMed MIT Portfolio (Loan No. 4)	The Whole Loan documents permit terrorism insurance to be written by a non-rated captive insurer owned by Gryphon Core, LLC through one of its protective cells (“Gryphon”), subject to satisfaction of the conditions set forth in the Whole Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Gryphon will be reinsured with a cut through endorsement acceptable to the Mortgagee and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(32) Due on Sale or Encumbrance	BioMed MIT Portfolio (Loan No. 4)

The Whole Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” is defined as any entity comprising Initial Sponsor or any other Approved Sponsor Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor or any other Approved Sponsor Entity. “Initial Sponsor” means certain Blackstone funds specified or described in the Whole Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Whole Loan documents, as well as other

Sch. C-7

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception

Blackstone affiliates as described in the Whole Loan documents.

The Whole Loan documents provide that none of the Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagor up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan.

Upon satisfaction of certain conditions set forth in the Whole Loan documents, certain transfers are permitted without the Mortgagee’s consent, including, without limitation, after giving effect to such sale or pledge, (A) one or more of the, among other entities, initial sponsor and any Blackstone fund entity (each, an “Approved Sponsor Entity”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest, where “Required Ownership Interest” means (i) for so long as one or more Approved Sponsor Entities individually or collectively controls the Mortgagor and the related mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower, or (ii) in the event that an Approved Sponsor Entity does not individually or collectively control the Mortgagor and the related mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower.

(33) Single-Purpose Entity	Roosevelt & Capitol (Loan No. 18)	Neither the Mortgagor’s organization documents nor the Mortgage Loan documents require compliance, and the Mortgagor’s operations do not comply, with all of the separateness covenants required for it to be a Single-Purpose Entity; however, the Mortgagor has agreed to certain fundamental covenants, such as owning no other properties (other than the Mortgaged Properties that are collateral for the Mortgage Loan) and incurring no other debt (other than the Mortgage Loan and customary trade payables in compliance with the terms of the Mortgage Loan documents). In order to mitigate the risks associated with the foregoing, the guarantor (who has an approximate net worth and liquidity of
Sch. C-8

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
$1,026,844,321 and $94,434,037, respectively) has agreed to be liable on a recourse basis (in addition to the standard recourse provisions) for (i) any losses suffered by the Mortgagee resulting from the Mortgagor’s failure to be a fully compliant Single-Purpose Entity, and (ii) the full amount of the debt in the event (x) the Mortgagor is substantively consolidated in a bankruptcy proceeding with any other person or entity, and/or (y) the Mortgagor’s failure to be, and at all times have been, a fully compliant Single-Purpose Entity is cited as a material factor in any involuntary bankruptcy proceeding.
(34) Defeasance	BioMed MIT Portfolio (Loan No. 4)	See exceptions to Representation and Warranty No. 29, above.
(36) Ground Leases	BioMed MIT Portfolio (Loan No. 4)

Under each related Sub-Ground Lease securing the Whole Loan (which, for the avoidance of doubt, is not secured by the prime lease underlying the ground leases):

With respect to clause (b), the Sub-Ground Lease cannot be modified, terminated, amended, altered or cancelled by the landlord, nor may a surrender of the premises be accepted by the landlord, without the prior written consent of the lender (unless such amendment is permitted pursuant to the related loan documents and the Mortgagor warrants and represents the same to the Sub-Landlord). Under the related Whole Loan documents, the Mortgagor may not, without the prior consent of the lender (which consent may not be unreasonably withheld, conditioned or delayed), modify, change, supplement, alter or amend the Sub-Ground Lease in a manner that could reasonably be expected to result in a material adverse effect on the applicable individual Mortgaged Property.

With respect to clause (e), each Mortgagor has the right to assign its sublease to the Mortgagee and a securitization trust. However, any subsequent transfers after a foreclosure or enforcement action would require satisfaction of the transfer provisions, including confirmation from the landlord that the proposed transferee satisfies the transferee requirements, which include that the Mortgagee must be an “Approved First Mortgagee”. An “Approved First Mortgagee” means, subject to certain additional conditions set forth in each related sublease, (A) any mortgage lender approved by the landlord or

Sch. C-9

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception

(B) any one or combination of the following persons: (i) any bank, trust company or national banking association, acting for its own account or in a fiduciary capacity; (ii) any charitable foundation or eleemosynary institution other than an educational institution or charitable or nonprofit organization which by its ownership of the premises would cause the same to be exempt from property taxes under the laws of the Commonwealth of Massachusetts and other than an educational institution or charitable or nonprofit organization with a principal office in the City of Cambridge; (iii) any insurance company; (iv) any pension or retirement trust or fund for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, or if self-managed, having gross assets of at least $50,000,000; (v) any investment company, as defined in the Investment Company Act of 1940, as amended; (vi) any government or public employees' pension or retirement system, or any other governmental agency supervising the investment of public funds; (vii) “real estate investment trust,” as defined in Section 856 of the Internal Revenue Code of 1954, as amended, or any subsidiary thereof, the shares of which are traded on a nationally recognized stock exchange, or (viii) any federal or state government agency or body politic and corporate incorporated under the laws of the Commonwealth of Massachusetts or corporations established by federal law; provided that in the case of each of clauses (i)-(vii) above: (a) such person is not an affiliate; (b) such person has a reputation of high quality; (c) such person has, in the reasonable opinion of Sub-Landlord, the qualifications, experience and financial responsibility required to employ and administer the personnel and/or independent contractors necessary to fulfill the obligations contained in the Sub-Ground Lease for the continued first class management and operation of the related improvements; (d) the transaction of business with such person will not violate or conflict with any written policy of Sub-Landlord in effect prior to the date on which Sub-Landlord receives a request for confirmation that such person meets the requirements for an Approved First Mortgagee; (e) if such person is chartered, or directly controlled by a person chartered, in a country other than the United States of America, the transaction of business with such person will not violate or otherwise be in conflict with any

Sch. C-10

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception

law, regulation, order or decree of the government of the United States of America; and (f) the information concerning such person required pursuant to the provisions of the Sub-Ground Lease has been submitted to Sub-Landlord in conformity with such provisions.

With respect to clause (i), without the Sub-Landlord’s prior consent, the tenant may not enter into any subleases (i) covering an aggregate rentable floor area greater than 25,000 square feet, (ii) having a term longer than 10 years (including options to extend), (iii) having a term which extends beyond the term of the Sub-Ground Lease, (iv) providing parking in garage facilities at less than fair market rents or fees, or (v) with an affiliate, without the prior consent of the landlord, not to be unreasonably withheld.

With respect to clause (j), with respect to casualty proceeds, if the total amount of the proceeds exceeds $100,000, the proceeds are required to be paid into an escrow account with an escrow agent appointed by Approved First Mortgagee, which has the right to appoint itself as the escrow agent. Payments from the escrow account are required to be made in accordance with the Sub-Ground Lease (i.e., on a progress payment basis against architect certified vouchers). Unless the Sub-Ground Lease is being terminated, the tenant must fully restore the improvements, and the insurance proceeds must be used for such purpose. Unless there is substantial damage or destruction (i) which damage is such that the reconstruction of economically viable improvements is not practicable (as jointly agreed upon by the tenant and the Sub-Ground Landlord, or if the parties cannot agree, as determined by an arbitrator), or (ii) which damage occurs during the last five years of the term, in which event the tenant has the right to terminate the lease, provided that any mortgagee must consent thereto in writing. With respect to a condemnation, the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by the mortgagee. The mortgagee has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the

Sch. C-11

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception

allocation is required to be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

With respect to clause (k), the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by a mortgagee, which has the right to appoint itself as the escrow agent.  The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant).  If the parties are unable to agree on an allocation, the allocation will be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

Sch. C-12

EXHIBIT D-1

FORM OF CERTIFICATE OF THE SECRETARY OR
AN ASSISTANT SECRETARY OF THE MORTGAGE LOAN SELLER

SOCIETE GENERALE FINANCIAL CORPORATION

[ASSISTANT] SECRETARY’S CERTIFICATE

I, [_____], [an Assistant] [the] Secretary of SOCIETE GENERALE FINANCIAL CORPORATION, a Delaware corporation (the “Mortgage Loan Seller”), HEREBY CERTIFY that:

1.                  Attached hereto as Exhibit A is a true and complete copy of the Certificate of Incorporation of the Mortgage Loan Seller, which is in full force and effect on the date hereof.

2.                  Attached hereto as Exhibit B is a true and correct copy of the By-laws of the Mortgage Loan Seller, which are in full force and effect on the date hereof.

3.                  Attached hereto as Exhibit C is a copy of the certificate of good standing of the Mortgage Loan Seller issued by the office of the Secretary of the State of Delaware.

4.                  Each person who, as an officer or representative of the Mortgage Loan Seller, signed any document delivered in connection with the Wells Fargo Commercial Mortgage Trust 2025-C65 transaction was at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative and the signatures of such persons appearing on such documents are their genuine signatures.

IN WITNESS WHEREOF, I have signed this Certificate as of October 16, 2025.

Name:
Title:
Exh. D-1-1

EXHIBIT D-2

FORM OF CERTIFICATE OF AN OFFICER OF SOCIÉTÉ GÉNÉRALE

OFFICER’S CERTIFICATE

I, [_____], a member of the corporate secretary group of the New York Branch Legal Department of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”), HEREBY CERTIFY that:

1.                  Attached hereto as Exhibit A is (a) a true and correct copy of a K-bis Extract from the Trade and Companies Register from the Office of the Clerk to the Paris Commercial Court, evidencing registration of the Seller in France, (b) a true and correct copy of a Negative Certificate regarding Court-Ordered Reorganisation & Court-Ordered Liquidation (Law of 25 January 1985 and Law of 26 July 2005) and regarding Safeguard Proceedings (Law of 26 July 2005) issued by the Clerk of the Paris Commercial Court, and (c) a true and correct copy of the Journal Officiel, publishing the list of établissement de crédit (credit institutions) in France.

2.                  Attached hereto as Exhibit B is a true and correct copy of the by-laws of Société Générale, which is in full force and effect on the date hereof.

3.                  Each person who, as an officer or representative of Société Générale, signed any document delivered in connection with the Wells Fargo Commercial Mortgage Trust 2025-C65 transaction was at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative and the signatures of such persons appearing on such documents are their genuine signatures.

4.                  As of the date of such signing and delivery of such documents, [OFFICER] was a duly appointed, qualified and acting officer of Société Générale, his correct title appears beside his name, and on said date he was duly authorized to act on behalf of Société Générale as set forth in Exhibit C.

Name	Title

IN WITNESS WHEREOF, I have signed this Certificate as of October 16, 2025.

Name:
Title:
Exh. D-2-1

EXHIBIT D-3

FORM OF CERTIFICATE OF THE MORTGAGE LOAN SELLER

CERTIFICATE OF MORTGAGE LOAN SELLER

In connection with the execution and delivery by Societe Generale Financial Corporation (“SGFC”) of the various transactions contemplated by that certain Mortgage Loan Purchase Agreement, dated and effective as of October 3, 2025 (the “Mortgage Loan Purchase Agreement”), among SGFC, as seller, Société Générale and Wells Fargo Commercial Mortgage Securities, Inc., as purchaser (the “Purchaser”), the undersigned hereby certifies that (i) except as set forth on Schedule C to the Mortgage Loan Purchase Agreement, the representations and warranties of SGFC in or made pursuant to Section 4(a) and Section 4(b) of the Mortgage Loan Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date, (ii) SGFC has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof, and (iii) since the date of the Mortgage Loan Purchase Agreement, there will not have been, immediately prior to the transfer of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement, any material adverse change in the financial condition of SGFC. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

Certified this October 16, 2025.

SOCIETE GENERALE FINANCIAL
CORPORATION

By:
Name:
Title:
Exh. D-3-1

EXHIBIT D-4

FORM OF CERTIFICATE OF SOCIÉTÉ GÉNÉRALE

CERTIFICATE OF SOCIÉTÉ GÉNÉRALE

In connection with the execution and delivery by Société Générale of the various transactions contemplated by that certain Mortgage Loan Purchase Agreement, dated and effective as of October 3, 2025 (the “Mortgage Loan Purchase Agreement”), among Societe Generale Financial Corporation, as seller, Société Générale, and Wells Fargo Commercial Mortgage Securities, Inc., as purchaser (the “Purchaser”), the undersigned hereby certifies that (i) except as previously disclosed to the Purchaser in writing, the representations and warranties of Société Générale in or made pursuant to Section 4(a) of the Mortgage Loan Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, (ii) Société Générale has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof, and (iii) since the date of the Mortgage Loan Purchase Agreement, there will not have been, immediately prior to the transfer of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement, any material adverse change in the financial condition of Société Générale. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

Certified this October 16, 2025.

SOCIÉTÉ GÉNÉRALE

By:
Name:
Title:
Exh. D-4-1

EXHIBIT E

FORM OF DILIGENCE CERTIFICATE OF THE MORTGAGE LOAN SELLER

[______], 20[__]

Wells Fargo Securities, LLC
30 Hudson Yards, 15th Floor
New York, New York 10001
Attention: A.J. Sfarra
Email: CMBSNOTICES@wellsfargo.com

Bryan Riddle, Esq.
Senior Counsel

Wells Fargo Legal Department
401 S Tryon Street, MAC D1050-266, 26th Floor
Charlotte, North Carolina 28202

With copies to the Addressees listed on Schedule A

Re:	WFCM 2025-C65 – Officer’s Certificate Pursuant to Section 4(j) of the Mortgage Loan Purchase Agreement

Reference is hereby made to that certain Mortgage Loan Purchase Agreement, dated and effective as of October 3, 2025 (the “Mortgage Loan Purchase Agreement”), between the undersigned (the “Mortgage Loan Seller”), Société Générale and Wells Fargo Commercial Mortgage Securities, Inc. (the “Depositor”) and that certain Pooling and Servicing Agreement, dated as of October 1, 2025, referenced in the Mortgage Loan Purchase Agreement. In accordance with Section 4(j) of the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller hereby certifies to the parties listed on Schedule A, as follows:

1.                  The Mortgage Loan Seller has delivered an electronic copy of the Diligence File (as defined in the Pooling and Servicing Agreement) with respect to each Mortgage Loan to the Designated Site (as defined in the Pooling and Servicing Agreement); and

2.                  Each Diligence File constitutes all documents required under the definition of “Diligence File” and such Diligence File is organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Mortgage Loan Seller.

Capitalized terms used herein without definition have the meanings given them in the Mortgage Loan Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this diligence file certification to be executed by its duly authorized officer or representative on the date first written above.

Exh. E-1

Sincerely yours,

SOCIETE GENERALE FINANCIAL
CORPORATION

By:
Name:
Title:
Exh. E-2

SCHEDULE A TO EXHIBIT E

LIST OF ADDRESSEES TO BE COPIED

MASTER SERVICER:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Email: NoticeAdmin@pnc.com (with a copy to

AskMidland@pnc.com, solely with respect to notices under Section 3.13 and Section 13.10)

with a copy to:

Stinson LLP

1201 Walnut Street

Suite 2900

Kansas City, Missouri 64106-2150

Fax Number: (816) 412-9338

Attention: Kenda K. Tomes

Email: kenda.tomes@stinson.com

SPECIAL SERVICER:

Argentic Services Company LP

500 North Central Expressway, Suite 261

Plano, Texas 75074

Attention: Andrew Hundertmark

Email: ahundertmark@argenticservices.com and

jmayfield@argenticservices.com

CERTIFICATE ADMINISTRATOR AND TRUSTEE:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – (CMBS) – WFCM 2025-C65

with a copy to:

CCTCMBSBondAdmin@computershare.com

trustadministrationgroup@computershare.com

DIRECTING CERTIFICATEHOLDER:

Argentic Securities Income USA 2 LLC

31 West 27th Street, 12th Floor

Exh. E-3

New York, New York 10001

Attention: Josh Brand

Email: jbrand@argenticmgmt.com

with a copy to:

Dechert LLP

300 South Tryon Street, Suite 800

Charlotte, North Carolina 28202

Attention: Stewart McQueen

Email: stewart.mcqueen@dechert.com

ASSET REPRESENTATIONS REVIEWER:

Pentalpha Surveillance LLC

501 John James Audubon Parkway, Suite 401

Amherst, New York 14228

with a copy sent via email to notices@pentalphasuveillance.com with WFCM 2025-C65 in the subject line

OPERATING ADVISOR:

Pentalpha Surveillance LLC

501 John James Audubon Parkway, Suite 401

Amherst, New York 14228

with a copy sent via email to notices@pentalphasuveillance.com with WFCM 2025-C65 in the subject line

Exh. E-4

EXHIBIT F

FORM OF LIMITED POWER OF ATTORNEY

TO COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION AND
ARGENTIC SERVICES COMPANY LP WITH RESPECT TO WELLS FARGO
COMMERCIAL MORTGAGE TRUST 2025-C65, COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, SERIES 2025-C65

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement dated and effective as of October 3, 2025 (the “Mortgage Loan Purchase Agreement”), between Societe Generale Financial Corporation (“Seller”), Société Générale and Wells Fargo Commercial Mortgage Securities, Inc. (“Depositor”), Seller is selling certain commercial mortgage loans (the “Mortgage Loans”) to Depositor;

WHEREAS, pursuant to the terms of the Pooling and Servicing Agreement dated as of October 1, 2025 (the “Pooling and Servicing Agreement”), among the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Argentic Services Company LP, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, and Computershare Trust Company, National Association, as certificate administrator, as custodian (in such capacity, the “Custodian”), as certificate registrar, as authenticating agent, and as trustee (in such capacity, the “Trustee”), the Trustee, the Custodian and the Special Servicer are granted certain powers, responsibilities and authority in connection with the completion and the filing and recording of assignments of mortgage, deeds of trust or similar documents, Form UCC-3 assignments of financing statements, reassignments of assignments of leases, rents and profits and other Mortgage Loan documents required to be filed or recorded in appropriate public filing and recording offices; and

WHEREAS, Seller has agreed to provide this Limited Power of Attorney pursuant to the Mortgage Loan Purchase Agreement;

NOW, THEREFORE, Seller does hereby make, constitute and appoint the Custodian (on behalf of the Trustee), acting solely in its capacity as Custodian under, and in accordance with the terms of, the Pooling and Servicing Agreement, Seller’s true and lawful agent and attorney-in-fact with respect to each Mortgage Loan in Seller’s name, place and stead: (i) to complete (to the extent necessary) and to cause to be submitted for filing or recording in the appropriate public filing or recording offices, all assignments of mortgage, deeds of trust or similar documents, assignments or reassignments of rents, leases and profits, in each case in favor of the Trustee, as set forth in the definition of “Mortgage File” in Section 1.01 of the Pooling and Servicing Agreement, that have been received by the Trustee or a Custodian on its behalf, and all Form UCC-3 assignments of financing statements and all other comparable instruments or documents with respect to the Mortgage Loans which are customarily and reasonably necessary or appropriate to assign agreements, documents and instruments pertaining to the Mortgage Loans, in each case in favor of the Trustee as set forth in the definition of “Mortgage File” in, and in accordance with Section 1.01 of, the Pooling and Servicing Agreement, and to evidence, provide

Exh. F-1

notice of and perfect such assignments and conveyances in favor of the Trustee in the public records of the appropriate filing and recording offices; and (ii) to prepare, execute and file or record in the appropriate public filing or recording offices, as applicable, all other Mortgage Loan documents to be recorded under the terms of the Pooling and Servicing Agreement or any such Mortgage Loan documents which have not been submitted for filing or recordation by Seller on or before the date hereof or which have been so submitted but are subsequently lost or returned unrecorded or unfiled as a result of actual or purported defects therein, in order to evidence, provide notice of and perfect such documents in the public records of the appropriate filing and recording offices. Notwithstanding the foregoing, this Limited Power of Attorney shall grant to the Custodian (on behalf of the Trustee) and the Special Servicer only such powers, responsibilities and authority as are set forth in Section 2 of the Mortgage Loan Purchase Agreement.

Seller does also hereby make, constitute and appoint the Special Servicer, acting solely in its capacity as Special Servicer under the Pooling and Servicing Agreement, Seller’s true and lawful agent and attorney-in-fact with respect to the Mortgage Loans in Seller’s name, place and stead solely to exercise and perform all of the rights, authority and powers of the Custodian (on behalf of the Trustee) as set forth in the preceding paragraph in the event of the failure or the incapacity of the Custodian to do so for any reason. As between the Special Servicer and any third party, no evidence of the failure or incapacity of the Custodian shall be required and such third party may rely upon the Special Servicer’s written statement that it is acting pursuant to the terms of this Limited Power of Attorney.

The enumeration of particular powers herein is not intended in any way to limit the grant to the Custodian (on behalf of the Trustee) or the Special Servicer as Seller’s attorney-in-fact of full power and authority with respect to the Mortgage Loans to complete (to the extent necessary), file and record any documents, instruments or other writings referred to above as fully, to all intents and purposes, as Seller might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and Seller agrees and represents to those dealing with such attorney-in-fact that they may rely upon this Limited Power of Attorney until termination thereof under the provisions of the second following paragraph below. As between Seller, the Depositor, the Special Servicer, the Custodian, the Trust and the Certificateholders, neither the Custodian nor the Special Servicer may exercise any right, authority or power granted by this Limited Power of Attorney in a manner which would violate the terms of the Pooling and Servicing Agreement, but any and all third parties dealing with the Custodian (on behalf of the Trustee) or the Special Servicer as Seller’s attorney-in-fact may rely completely, unconditionally and conclusively on the authority of the Custodian or the Special Servicer, as applicable, and need not make any inquiry about whether the Custodian or the Special Servicer is acting pursuant to the Pooling and Servicing Agreement. Any purchaser, title insurance company or other third party may rely upon a written statement by the Custodian or the Special Servicer that any particular Mortgage Loan or related mortgaged real property in question is subject to and included under this Limited Power of Attorney and the Pooling and Servicing Agreement.

Any act or thing lawfully done hereunder by the Custodian (on behalf of the Trustee) or the Special Servicer shall be binding on Seller and Seller’s successors and assigns.

Exh. F-2

This Limited Power of Attorney shall continue in full force and effect with respect to the Custodian (on behalf of the Trustee) and the Special Servicer, as applicable, until the earliest occurrence of any of the following events:

(1)               with respect to the Custodian (on behalf of the Trustee), the termination of the Custodian and its replacement with a successor Custodian under the terms of the Pooling and Servicing Agreement;

(2)               with respect to the Special Servicer, the termination of such entity and its replacement with a successor Special Servicer under the terms of the Pooling and Servicing Agreement;

(3)               with respect to the Custodian (on behalf of the Trustee), the appointment of a receiver or conservator with respect to the business of the Custodian, or the filing of a voluntary or involuntary petition in bankruptcy by or against the Custodian;

(4)               with respect to the Special Servicer, the appointment of a receiver or conservator with respect to the business of such entity, or the filing of a voluntary or involuntary petition in bankruptcy by or against such entity;

(5)               with respect to each of the Custodian (on behalf of the Trustee) and the Special Servicer and any Mortgage Loan, such Mortgage Loan is no longer a part of the Trust;

(6)               with respect to each of the Custodian (on behalf of the Trustee) and the Special Servicer, the termination of the Pooling and Servicing Agreement in accordance with its terms; and

(7)               with respect to the Special Servicer, the occurrence and continuance of, or failure to cure, any of the events described under Section 7.01(a) of the Pooling and Servicing Agreement with respect to the Special Servicer.

Nothing herein shall be deemed to amend or modify the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement or the respective rights, duties or obligations of Seller under the Mortgage Loan Purchase Agreement, and nothing herein shall constitute a waiver of any rights or remedies under the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Mortgage Loan Purchase Agreement or, if not defined therein, then in the Pooling and Servicing Agreement.

THIS POWER OF ATTORNEY AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Exh. F-3

[SIGNATURE ON NEXT PAGE]

Exh. F-4

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of _______________, 2025.

SOCIETE GENERALE FINANCIAL
CORPORATION

By:
Name:
Title:
Exh. F-5

ACKNOWLEDGEMENT

STATE OF [_____]	)
) ss:
COUNTY OF	)

On ______________ before me, ____________________ of Societe Generale Financial Corporation personally appeared __________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of [_____] that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public in and for said County and State

My Commission Expires:

Exh. F-6